SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): April 12 2007


                            BASELINE OIL & GAS CORP.
             (Exact Name of Registrant as Specified in its Charter)


            Nevada                 333-116890                30-0226902
        -------------              -----------              ------------
           State of                Commission               IRS Employer
        Incorporation              File Number               I.D. Number


            11811 N. Freeway (I-45), Suite 200, Houston, Texas 77060
            --------------------------------------------------------
                     Address of principal executive offices

                  Registrant's telephone number: (281) 445-5880

                   20022 Creek Farm, San Antonio, Texas 78259
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction - Completion of Stephens County Acquisition and Financing and Exit from "Shell Company" Status

      Baseline Oil & Gas Corp. a Nevada corporation ("we" or the "Company") submits this current report on Form 8-K in connection with the following events:

      o Our purchase on April 12, 2007 of certain oil and gas assets located in Stephens County, Texas (the "Stephens County Acquisition") pursuant to that certain Purchase and Sale Agreement (as amended, the "Purchase Agreement"), dated as of December 20, 2006, among the Company and each of Statex Petroleum I, L.P. and Charles W. Gleeson LP, as sellers. A description of the Stephens County Acquisition is set forth below under the heading "Item 2.01-- Completion of Acquisition or Disposition of Assets" and the Purchase Agreement was attached as
Exhibit 10.1 to our Current Report on Form 8-K, previously filed with the Securities and Exchange Commission (the "Commission") on December 21, 2006.

      o Our entry on April 12, 2007 into that certain term loan and revolving credit facility (the "Loan Transaction"), as set forth below under the heading "Item 1.01--Entry into a Material Definitive Agreement". We financed the Stephens County Acquisition largely through funds advanced to us by institutional lenders under the Loan Transaction. As part the Loan Transaction, we issued Warrants (as defined below) to two lenders participating therein. A description of the Warrants issuance is set forth below under the heading "Item 3.02-- Unregistered Sales of Equity Securities."

      o Upon completion of the Stephens County Acquisition, termination of our status as a "shell company" as that term is defined in Rule 405 promulgated under the Securities Act of 1933 (the "Securities Act") and Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). Descriptions of our business operations, management and ownership structure, and certain financial information are set forth below under the heading "Item 5.06-- Change in Shell Company Status" in accordance with those regulations promulgated by the Commission under the Exchange Act for companies exiting from "shell company" status.

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Credit Facility with Drawbridge Special Opportunities Fund LP, as Administrative Agent, and the lenders named therein

      On April 12, 2007, we entered into a Credit Agreement (the "Credit Agreement") among the Company, Drawbridge Special Opportunities Fund LP ("Drawbridge"), as Administrative Agent and the lenders named therein and party thereto (the "Lenders"). A copy of the Credit Agreement is filed as Exhibit 99.1 hereto. Capitalized terms used herein and not defined shall have the meanings ascribed them in the Credit Agreement.

      Subject to the satisfaction of a Borrowing Base formula, numerous conditions precedent and covenants, the Credit Agreement provides for a revolving credit commitment of up to $54.7 million and a Term Loan Commitment of $20.3 million. Unless earlier payment is required under the Credit Agreement, Revolving Loans must be paid on or before April 12, 2010 and Term Loans on or before October 12, 2010. As security for all the Company's obligations under the Credit Agreement, we granted Drawbridge a security interest in and a first lien on, all of our existing and after-acquired assets including, without limitation, the Statex Assets that we acquired in the Stephens County Acquisition. In addition to the foregoing, we granted the Lenders an overriding royalty interest ranging between 2% and 3% in (i) our existing Oil and Gas Properties and (ii) Oil and Gas Properties that we acquire after the date hereof until the Credit Agreement is terminated.

      Under the Credit Agreement, interest on Revolving Loans accrues at the Prime Rate that is in effect from time to time, while interest on Term Loans accrues at the Prime Rate (that is in effect from time to time) or 7.5%, whichever is greater, plus 3%. In connection with our purchase of the Statex Assets and repayment of the March 2007 Bridge Financing (as discussed elsewhere in this Current Report under "Item 5.06 Change in Shell Company Status - Part I
- Item 2 Management's Discussion and Analysis of Financial Statements or Plan of Operation"), on April 12, 2007 we drew down $9.7 million as a Revolving Loan. In addition, we drew down $20.3 million as a Term Loan.

      We have agreed to pay the Administrative Agent, (i) for the account of each Revolving Lender, pro rata in accordance with their respective commitments, a commitment fee equal to $173,102 in the aggregate, (ii) for the account of each Term Lender, pro rata in accordance with their respective commitments, a commitment fee equal to $300,000 in the aggregate, and (iii) an "Administrative Fee" of $25,000 semi-annually on each August 15 and February 15 that the Credit Agreement is in effect.

      The foregoing disclosure is intended merely as a summary of the material provisions of the Credit Agreement, which is incorporated by reference. For the complete terms of the Credit Agreement, reference should be made to Exhibit 99.1 hereto.

Entry into Hedge Arrangement

      In accordance with a requirement of the Credit Agreement, we also entered into a Swap Agreement ("Swap Agreement") with Macquarie Bank Limited, a copy of which is filed as Exhibit 99.2 hereto, which Swap Agreement provides that we put in place, for each month through the third anniversary of April 12, 2007, separate swap hedges, as adjusted from time to time as specified therein, with respect to notional volumes which are approximately 75% of the reasonably anticipated projected production from Proved Developed Producing Reserves (as defined in the Credit Agreement) for each of crude oil and natural gas, calculated separately; pursuant to the requirements of the Credit Agreement.

      Immediately subsequent to the Loan Transaction, we entered into a hedging arrangement under the Swap Agreement with Macquarie Bank Limited, providing for a fixed price of $68.20 per barrel for a three year period, commencing June 1, 2007. The hedging arrangement is based upon a minimum of 11,000 barrels in the first year and provides for monthly settlements.

      The foregoing disclosure is intended merely as a summary of the material provisions of the Swap Agreement, which is incorporated herein by reference. For the complete terms of the Swap Agreement, reference should be made to Exhibit
99.2 hereto.

Item 3.02 Unregistered Sale of Equity Securities.

Granting of Warrants to Certain Lenders in Loan Transaction

      As further consideration for the Loan Transaction disclosed under Item
1.01 above, we issued warrants to Drawbridge and D.B. Zwirn Special Opportunities Fund, L.P., another lender participating therein, which warrants are exercisable for up to an aggregate of 3.2 million shares of our common stock, par value $.001 per share ("Common Stock"), at an exercise price of $0.50 per share. Pursuant to certain warrant agreements (the "Warrants") executed with these two lenders, any unexercised warrants expire on April 11, 2014. The Warrants, forms of which are filed as Exhibits 99.3 and 99.4 hereto, also afford the holders certain anti-dilution protection. In connection with the issuance of the Warrants we also entered into a Registration Rights Agreement dated April 12, 2007 with each of the holders of the Warrants, under which we granted piggy-back registration rights, demand registration rights and shelf registration rights to these holders. A copy of the Registration Rights Agreement is filed as Exhibit 99.5 hereto.

      The foregoing disclosure is intended merely as a summary of the material provisions of the Warrants and the Registration Rights Agreement, which are incorporated by reference. For the complete terms of the Warrants and the Registration Rights Agreement, reference should be made to Exhibits 99.3, 99.4 and 99.5 hereto.

Item 1.02 Termination of a Material Definitive Agreement.

Cancellation of Stock Options

      Concurrently with the closing of the Loan Transaction, as of April 12, 2007, Alan Gaines, our Chairman, and Barrie Damson, a former officer and director of our Company, each surrendered stock options to purchase 1.6 million shares of Common Stock each at an exercise price of $0.05 per share, resulting in the cancellation of options for an aggregate of 3.2 million shares of Common Stock. The cancelled options represented a portion of individual option grants for up to 6 million shares originally granted to each of these individuals in April 2005.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Stephens County Acquisition

      On April 12, 2007 (the "Closing Date"), we acquired the following assets from Statex Petroleum I, L.P. and Charles W. Gleeson LP, as sellers (collectively, the "Sellers") under the Purchase Agreement, as amended on each of January 25, 2007 and March 9, 2007: (i) leasehold interests, royalty interests, net profit interests, productions payments, operating rights, and similar interest attributable to identified oil, gas and mineral leases, and the leasehold interest created thereby with respect to 4600 acres located in north Texas ("Properties"); (ii) all wells on the Properties or lands pooled, unitized or communitized therewith and all oil, gas, minerals or substances produced therefrom; (iii) all agreements relating to the Properties; (iv) surface and subsurface machinery and equipment, supplies, facilities or other personal property on or under the Properties that relate to production, treatment, storage, or transportation of hydrocarbons; and (v) all records relating to the foregoing (collectively, the "Statex Assets"). Regarding environmental defects, other than the express remedies provided for in the Purchase Agreement, we acquired the Statex Assets in "as is, where is" condition. Copies of the Purchase Agreement and the Second Amendment to the Purchase and Sale Agreement dated March 9, 2007 ("Second Amendment") are attached as Exhibits 10.1 and 99.1 to our Current Reports on Forms 8-K filed with the Commission on December 21, 2006 and March 15, 2007, respectively.

      The purchase price we paid for the Statex Assets was $28 million in cash and was funded by advances under the Loan Transaction and previous deposits made by us pursuant to the Purchase Agreement. We paid a $1,000,000 performance deposit to Sellers upon execution of the Purchase Agreement and an additional $300,000 to Sellers upon execution of the Second Amendment, which aggregate sum was credited against the cash purchase price at the closing. In addition, at closing we paid interest on the purchase price for each day during the period from January 15, 2007, until the Closing Date at an annual interest rate of 9 1/4% or one percent (1%) over the prime rate of JPMorgan Chase Bank, NA in the aggregate approximate amount of $600,000. We also assumed certain obligations, which were considered in the calculation of the cash purchase price. The assumed obligations included, but are not limited to: (i) obligations occurring on or after the Effective Date related to ownership or operation of, and production allocable to, the Statex Assets; (ii) obligations under all agreements existing on the Effective Date and affecting the Statex Assets; (iii) obligations related to certain overproduction imbalances or imbalances owed by Seller under certain transportation agreements; and (iv) obligations related to plugging, abandonment, removal, disposal, site clearance and similar activities. We also assumed all environmental obligations without regard to when the act, omission or event that gave rise to such obligations. The effective date of the transfer to us of the Statex Assets is deemed as of February 1, 2007 (the "Effective Date") notwithstanding the transfer of ownership at the Closing Date. Accordingly, we are entitled to amounts realized from and accruing to the Statex Assets and are liable for expenditures relating to the Statex Assets after the Effective Date.

Item 5.06 Change in Shell Company Status.

      Prior to the Closing of the Statex Acquisition described above under the heading "Item 2.01 Completion of Acquisition or Disposition of Assets" we were a "shell company" as that term is defined in Rule 12b-2 promulgated under the Exchange Act. However, upon completing the Stephens County Acquisition we ceased to be a shell company. Accordingly, we provide below the following Form 10-SB registration statement-type disclosures concerning our business, properties, management (personnel and compensation) and ownership, including recent issuances of equity and debt securities, and financial position, as of the dates and periods identified below.

                                     PART I

   Item 1   Description of Business.

      General.

      We were incorporated as a Nevada corporation in February 2004 under the name of College Oak Investments, Inc., and changed our name to Baseline Oil & Gas Corp. on January 17, 2006.

      We are the surviving corporation of a merger transaction with Coastal Energy Services, Inc. ("Coastal") that was effective on April 6, 2005. As a result of the merger, Coastal Energy Services, Inc. was treated as the "acquiring" company and the historical financial statements of our company were restated to be those of Coastal for financial accounting and reporting purposes.

      Coastal was formed to engage in the energy business, and following the merger, we began pursuing opportunities in the energy industry and particularly, in the oil and gas industries. Our efforts most recently culminated in the following two transactions causing us, when taken together, to cease being a shell company:

      o our redemption on March 16, 2007 of our prior membership interest in a joint venture for a direct working interest in approximately 171,000 acres in the Illinois Basin located in southern Indiana known to contain New Albany Shale, as more particularly described below under the heading "-Southern Indiana Oil, Gas and Mineral Rights in New Albany Shale" and elsewhere in our Current Report on Form 8-K previously filed with the Commission on March 19, 2007; and

      o our purchase on April 12, 2007 in the Stephens County Acquisition of the Statex Assets, including those wells and properties located on approximately 4600 acres in north Texas, as more particularly described elsewhere in this Current Report on Form 8-K under the heading "Item 2.01 Completion of Acquisition or Disposition of Assets" and below under "- Northern Texas Oil, Gas and Mineral Rights - Stephens County Acquisition".

      Prior to the Stephens County Acquisition, and for our fiscal year ended December 31, 2006, we were still a "shell company" and as such, had only conducted nominal operations and had only nominal assets.

      As discussed below, our business activities will focus on the continued development of our Indiana (long life, natural gas reserves) and Texas (long life, oil and gas reserves) asset base regions. We expect significant `organic growth potential' based upon the drilling and workover opportunities in these two regions.

      Southern Indiana Oil, Gas and Mineral Rights - New Albany Shale.

      From November 25, 2005 until March 16, 2007, we held a 50% economic and voting membership interest in New Albany-Indiana, LLC, a Delaware limited liability company ("New Albany"), a joint venture with Rex Energy Operating Corp. ("Rex Energy"), a privately held Delaware corporation, and since January 20, 2006, certain of Rex Energy's affiliates and assigns, formed for the purpose of acquiring working interests in leasehold interests in leasehold acreage in the Illinois Basin located in Southern Indiana known to contain New Albany Shale formations. Rex Energy Wabash, LLC, an affiliate of Rex Energy is the managing member of New Albany and responsible for its day-to-day operations.

      On March 16, 2007, pursuant to that certain Membership Interest Redemption Agreement of even date between us and New Albany, we redeemed our membership interest in New Albany for a direct assignment to us of an undivided 40.423% working interest in and to all oil and gas properties, rights, and assets of New Albany (collectively, the "New Albany Assets"). The reduction in our interest from 50% to a 40.423% reflected an adjustment of our membership interest in New Albany at the time of the redemption, as a result of outstanding capital calls owned by us but assumed by the affiliates and/or assigns of Rex Energy, the other joint venture partner.

      The New Albany Assets represented the following working interests acquired by New Albany during our 2006 fiscal year:

            o By that Purchase and Sale Agreement dated November 15, 2005 between New Albany and Aurora Energy Ltd., a Nevada corporation ("Aurora"), New Albany purchased on February 1, 2006 an undivided 48.75% working interest (40.7% net revenue interest) in (i) certain oil, gas and mineral leases covering approximately 80,000 acres in several counties in Indiana and (ii) all of Aurora's rights under a certain Farmout and Participation Agreement with a third party. The total purchase price to New Albany for the acquisition of the working interests, together with the grant of an option to acquire a 50% working interest in any and all acreage leased or acquired by Aurora or its affiliates within certain other counties located in Indiana (estimated to be 68,000 acres), at a fixed price of $25 per net acre, was $10,500,000. Of the total purchase price, we paid an aggregate of $5,250,000. Subsequent to February 7, 2006, New Albany acquired leases covering an additional 42,000 acres. We obtained funding to pay our share of New Albany's purchase price for this acquisition through private placements of (i) our convertible notes and stock in November 2005 and
(ii) shares of our common stock in February 2006, as discussed in this Item 5.06 below under the headings "Part I - Item 6 "Management's Discussion and Analysis or Plan of Operations" and "Part II - Item 4 "Recent Sales of Unregistered Securities".

            o On March 6, 2006, New Albany purchased from Source Rock Resources, Inc. ("Source Rock") a 45% working interest in certain oil, gas and mineral leases covering approximately 21,000 acres in Knox and Sullivan Counties in Indiana, which we believe contain New Albany Shale formation stratum. The purchase price paid by New Albany was $735,000, of which we paid half. Subsequently, New Albany acquired a working interest in approximately 20,000 additional acres in this region. Rex Energy operates the wells drilled on this acreage.

            o In June 2006, New Albany entered into a Joint Operating Agreement with El Paso Exploration & Development Corp., Pogo Producing Company and Aurora Energy Ltd., pursuant to which New Albany contributed certain of its acreage in exchange for a 17% working interest in a new area of mutual interest covering 8,700 acres, targeting the New Albany Shale formation in Greene County, Indiana. Under this joint operating agreement, El Paso serves as operator.

      After redeeming our membership interest in New Albany on March 16, 2007, we now own the following assets:

            o 19.7% working interest in the Aurora/Wabash Area of Mutual Interest (AMI), consisting of approximately 122,000 gross acres (approximately 24,400 acres net to us), seven New Albany natural gas pilot wells (four horizontal and three vertical wells), one natural gas compression/treating facility, two salt water disposal wells, three Devonian Reef gas wells (5% working interest to us) and three horizontal wells currently scheduled to be drilled in 2007;

            o 18.2% working interest in the Rex Knox County AMI, consisting of approximately 41,000 total acres (approximately 7,380 acres net to us) acquired from Source Rock, and five horizontal wells currently scheduled to be drilled in 2007; and

            o 6.9% working interest in the El Paso AMI, consisting of approximately 8,000 acres (560 acres net to us) and one or two horizontal wells currently scheduled to be drilled in 2007.

      The name "New Albany Shale" refers to brownish-black shale exposed along the Ohio River at New Albany in Floyd County, Indiana, and is present in the subsurface throughout much of the Illinois Basin. The Illinois Basin covers approximately 60,000 square miles in parts of Illinois, southwestern Indiana and western Kentucky. The New Albany Shale has produced natural gas since 1858, mostly from wells located in southwestern Indiana and western Kentucky (at least 40 fields in Kentucky and 19 in Indiana). As is the case with other organic shale reservoirs, the gas is stored both as free gas in fractures and as absorbed gas on kerogen and clay surfaces within the shale matrix. Wells typically begin producing high volumes of water and low volumes of gas when first beginning to produce in a new area. As more and more wells are drilled in an area, the formation becomes dewatered and the gas continues to desorb from the shale. An initially high level of water is a positive indicator of natural fracturing in the New Albany Shale.

      Prior to 1994, according to industry sources, over 600 New Albany Shale wells had produced commercially in the Illinois Basin. Horizontal drilling may be able to exploit the anisotropic nature of the New Albany Shale natural fracture systems. Vertical fractures are dominant in the New Albany Shale and the fracture system contains water. Historically, the potential for wells in this area was limited by the efficiency of water disposal methods. Improved technology for pumping and disposal of water may allow for better rates of gas production.

      Prior to redeeming our membership interest, we had explored acquiring the 50% membership interest in New Albany not owned by us, together with all rights of New Albany in the Aurora Agreement and certain assets directly from Rex Energy and its affiliates, including working and royalty interests in oil and gas leases as operator and non-operator, located in Illinois, Indiana, Pennsylvania, West Virginia, Texas, New Mexico, Virginia and New York, that contain approximately 2,028 gross producing oil and natural gas wells. As previously disclosed in our Current Reports on Forms 8-K filed with the Commission on January 17, 2006, we entered into a purchase agreement dated January 16, 2006 (the "Rex Purchase Agreement") to purchase these assets for approximately $73.2 million in cash and shares of our Common Stock and, in accordance therewith issued a total of 12,069,250 shares of our Common Stock to certain designees of the selling parties who were designated to become part of our management. By that Mutual Termination Agreement (the "Termination Agreement") dated June 8, 2006, the parties mutually terminated the transactions contemplated by the Rex Purchase Agreement and also entered into a mutual release and non-disparagement agreement. In exchange for the earlier termination of the Rex Purchase Agreement and our release of the selling parties from any liability thereunder, the 12,069,250 shares of our Common Stock previously issued were surrendered and cancelled. Nothing in the Termination Agreement, the release or the non-disparagement agreement affected our rights with respect to New Albany. As a result of the termination of the Rex Purchase Agreement, none of the additional anticipated changes (including changes to management, our board of directors or the relocation of our headquarters) previously disclosed in our Annual Report on Form 10-KSB for the year ended December 31, 2005 transpired.

      North Texas Oil, Gas and Mineral Rights - Stephens County Acquisition

      As discussed elsewhere in this Current Report under the heading "Item 2.01 Completion of Acquisition or Disposition of Assets," on April 12, 2007, we acquired effective as of February 1, 2007 the Statex Assets, consisting of working interests in approximately 4600 acres known as the Eliasville field (also called the Stephens County Regular Field) located in Stephens County in north Texas or roughly ninety miles west of Fort Worth.

      These working interests acquired include various: (i) leasehold interests, royalty interests, net profit interests, production payments, operating rights, and similar interests attributable to identified oil, gas and mineral leases, and the leasehold interest created thereby; (ii) all wells thereon or lands pooled, unitized or communitized therewith and all oil, gas, minerals or substances produced therefrom; (iii) all agreements relating thereto; (iv) surface and subsurface machinery and equipment, supplies, facilities or other personal property thereon or thereunder that relate to production, treatment, storage, or transportation of hydrocarbons; and (v) all records relating to the foregoing.

      The field was discovered in the 1920's and produces primarily from the Caddo Lime oil formation at a depth of 3300 feet. Currently the field produces 660 bopd and 100 mcfpd, resulting in 520 boepd of net production, with an average net revenue interest of 77%. There are 81 oil wells producing in the field, and it is an active waterflood with 54 injection wells. There are eight leases which total approximately 4600 acres and there are two central operating facilities and three tank batteries. After the waterflood was initiated in the 1980's, oil production peaked at 1500 bopd from the central six leases which have produced 18 to 22 million barrels of oil and recovered 25% to 30% of the original oil in place. The two western leases have not been incorporated into the waterflood of the central leases and the western leases have recovered only 12% to 18% of the original oil in place.

      Anticipated development programs include 21 idle wells which are workover candidates as future Caddo oil producers and there is significant infill drilling potential on the acreage. The eastern and central leases have not been fully developed on well spacing down to 15 to 20 acres and we anticipate twelve wells to be initially planned on these leases. The western leases are developed on 80 acre spacing or greater and 42 infill locations and eight re-entries have been identified on the western leases.

      Employees.

      Other than Thomas Kaetzer, our Chairman and Chief Executive Officer, and Richard Cohen, our Chief Financial Officer, we do not currently have any other employees.

   Item 2 Management's Discussion and Analysis of Financial Statements or Plan of Operation.

      The following discussion is meant to assist you in understanding our plan of operations and financial position and should be read in conjunction with our financial statements and the pro forma financial information, together with the notes to our financial statements and pro forma financial information, set forth in this Current Report. To the extent our discussion contains forward-looking information, we desire to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. This report contains a number of forward-looking statements that reflect management's current views and expectations with respect to our business, strategies, future results and events and financial performance. All statements made in this Current Report other than statements of historical fact, including statements that address operating performance, events or developments that management expects or anticipates will or may occur in the future, including statements related to future reserves, cash flows, revenues, adequacy of funds from operations, statements expressing general optimism about future operating results and non-historical information, are forward-looking statements. Our discussion concerning results of future exploration, exploitation, development, and acquisition expenditures as well as expense and reserve levels are forward-looking statements. In particular, the words "believe," "expect," "intend," "anticipate," "estimate," "may," "will," variations of such words and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below and are based upon management's current expectations and reasonable assessments of the risks and uncertainties about our business, long-term strategy and financial condition. However, we cannot guarantee that our expectations or assessments are accurate or that our goals and projections can or will be met. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances or otherwise.

      We have not had any revenues from operations in each of the last two fiscal years, as our business operations have consisted principally of oil and gas exploration activities through our participation in the New Albany joint venture. We have no operating history upon which our operations plan or future prospects can be evaluated. Prior to the Stephens County Acquisition, with its expected production revenue, our operating revenue did not cover our operating expenses. Our ability to generate future revenue, if any, will depend upon whether we can successfully develop and implement our plan of operation.

      Our business and prospects must be also considered in light of the risks and uncertainties frequently encountered by companies in the oil & gas industry. The successful development of oil and gas fields is highly uncertain and we cannot reasonably estimate or know the nature, timing and estimated expenses of the efforts necessary to complete the development of, or the period in which material net cash inflows are expected to commence from, any oil and gas production from our existing fields or other fields, if any, acquired in the future. Risks and uncertainties associated with oil & gas production include:

      o     reservoir performance and natural field decline;

      o changes in operating conditions and costs, including costs of third party equipment or services such as drilling rigs and shipping;

      o the occurrence of unforeseen technical difficulties, including technical problems that may delay start-up or interrupt production;

      o the outcome of negotiations with co-venturers, governments, suppliers, or other third party operators;

      o     our ability to manage expenses successfully;

      o regulatory developments, such as de-regulation of certain energy markets or restrictions on exploration and production under laws and regulations related to environmental or energy security matters; and

      o changes in oil, gas and petrochemical prices and changes in margins on gasoline and other refined products based upon supply and demand for oil and gas affected by general economic growth rates and conditions, supply disruptions, new supply sources and the competitiveness of alternative hydrocarbon or other energy sources.

      Plan of Operation

      With our completion of the Loan Transaction in April 2007, we believe that we now have adequate funds available under our revolving line of credit to focus on exploratory and production activities at our recently acquired north Texas and southern Indiana holdings.

      Our intended strategy is to focus on the development of these two asset bases, with the expectation that the north Texas waterflood can provide us with long life oil reserves and the southern Indiana resource lay can provide us with long life, natural gas potential, together with a substantial upside potential. We also believe that these two fields provide us with significant organic growth potential.

      We will manage our operations and evaluate our fields from our new office location in Houston, Texas. While the majority of the effort will be spent on developing these two properties, we will continue to look for additional incremental acquisitions to make in the vicinity of our current fields.

      Stephens County Regular field/Eliasville Field. The Stephens County Regular field (also called the Eliasville Field) is located in Stephens County, in north Texas, roughly ninety miles west of Fort Worth. The field was discovered in the 1920's and produces primarily from the Caddo Lime oil formation at a depth of 3300 feet. Currently the field produces 660 bopd and 100 mcfpd, resulting in 520 boepd of net production, with an average net revenue interest of 77%.

      In addition to the expected cash flow from the existing production from the Stephens County Acquisition, we expect that the existing waterflood on the central acreage can be further developed and that the waterflood can be expanded to the western acreage.

      There are 81 oil wells producing in the field, and it is an active waterflood with 54 injection wells. There are eight leases which total approximately 4600 acres and there are two central operating facilities and three tank batteries. After the waterflood was initiated in the 1980's, oil production peaked at 1500 bopd from the central six leases which have produced 18 to 22 million barrels of oil and recovered 25% to 30% of the original oil in place. The two western leases have not been incorporated into the waterflood of the central leases and the western leases have recovered only 12% to 18% of the original oil in place.

      Stephens County provides immediate development opportunities. There are 21 idle wells which are workover candidates as future Caddo oil producers and there is significant infill drilling potential on the acreage. We anticipate developing the 21 workovers and initially drilling five wells in this area during 2007. The eastern and central leases have not been fully developed on well spacing down to 15 to 20 acres and twelve wells are initially planned on these leases. The western leases are developed on 80 acre spacing or greater and 42 infill locations and eight re-entries have been identified on the western leases.

      Proved reserves have been estimated by a third party engineering firm to be 3.6 million boe (net) with a pre-tax PV10 value of $49.9 million at $59/bbl and $1.77/mcf. Of the proved reserves, 70% are PDP, 10% PDNP and 20% are PUD reserves. In addition, another 1.7 mmboe (net) reserves are classified as probable/possible reserves for expanding the waterflood to the west (approximate $25 million of additional PV10 potential).

      In addition to the waterflood expansion, we intend to investigate the full development potential on the 4600 acre lease-hold. We believe the Caddo Lime oil formation is a good candidate for an Alkaline Surfactant Polymer (ASP) flood, and this enhanced oil recovery technique will be evaluated in 2007. There also is shallow gas production in this region, and the natural gas potential for the Marble Falls and Duffer gas formations will be evaluated during 2007, together with the identification of additional leases which may be attractive in the area. In addition, the Barnett Shale is located at approximately 4900 feet in this area, and the production potential of the Barnett Shale in this region has not been evaluated.

      New Albany Shale. We currently have a direct working interest in the development of 171,000 gross acres in the five county southern Indiana New Albany Shale formation in southern Indiana.

      We own an 18% to 19% working interest in approximately 163,000 acres in five counties in southern Indiana, of which the remaining 41,000 acres and 122,000 acres are operated under an AMI covering this acreage by Rex Energy and Aurora, respectively(plus an option on an additional 68,000 gross acres). These companies currently plan to drill eight horizontal wells (in which we have a 18-19% working interest) and one vertical Devonian Reef well (in which we have a 4-5% working interest) initially this year in the 163,000 acre AMI's. Additional wells may be drilled, depending on rig availability, results of wells drilled, and agreement with our partners. Four pilot test wells drilled in 2006 will also be tested this year.

      We also participate in an 8700 acre AMI which is in the same area of the New Albany Shale. El Paso Energy Inc., is operator of this AMI and Rex Energy, Aurora and other partners participate with us. Currently one well is drilling, in which we have just under a 7% working interest in this AMI.

      To date, we have invested $8.1 million in the acquisition of our interest in the 171,000 acres and the drilling of seven New Albany pilot test wells and four Devonian Reef wells. As mentioned above, ten new wells are planned for 2007. Of the wells already drilled, the seven New Albany Shale wells are to be tested for natural gas and water rates, and then tied in for sales. The New Albany Shale wells produce some water initially and have to be pumped off in order to achieve steady gas production. Of the four Devonian Reef wells drilled, two have tested gas (1 at nearly 400mcfpd) and 2 were dry holes.

      We intend to continue to participate in the New Albany Shale development, and based on the results of the ten wells to be drilled during 2007, will work with our partners to evaluate and prioritize future drilling. We anticipate that as many as 500 to 1,000 horizontal wells could be eventually drilled on the current leasehold, depending on success and drainage areas of the horizontal wells.

      The industry has reported a range of natural gas production rate reserve potential in the New Albany Shale Play; however, because there is not extensive production history from horizontal wells completed in the New Albany Shale, we have no proven reserves booked to its acreage position. Currently available public information indicates that each horizontal well should drain 160 to 320 acres at a depth of 1500 to 2500 feet. Estimated reserves are in the range of
0.7 bcf to nearly 2 bcf per well, depending on initial production rates. Wells have had reported test rates of 50 mcfpd to 1,000 mcfpd, and `typical' wells are currently expected to produce 300 mcfpd or more.

      The ability to better predict production rates and reserves per well, as well as establishing the best methodology to drill and complete the horizontal wells, will allow us and our partners to better understand the economics of each well, and the overall play in general. We believe that a more complete understanding and longer term production histories will drive the future drilling activity and accelerated development potential of the New Albany Shale play, as well as will influence our continuing participation and funding needs in 2008 and beyond.

      Liquidity and Sources of Capital

      We currently have approximately $45 million available to us under our revolving credit facility under the Loan Transaction, subject to our satisfaction of financial and other covenants contained in our Credit Agreement. In connection with the Stephens County Acquisition and our repayment of the March 2007 Bridge Financing (as defined and discussed below under the heading "- March 2007 Bridge Financing"), on April 12, 2007 we drew down approximately $9.7 million as a Revolving Loan and $20.3 million as a Term Loan.

      We also expect to receive proceeds from production associated with those wells operating in north Texas we purchased as part of the Stephen County Acquisition. Included under the heading "Item 9.01 Financial Statements and Exhibits" are pro forma financial information and related notes that give pro forma effect as of December 31, 2006 of the Stephens County Acquisition. This pro forma financial information is derived from and should be read in conjunction with our audited financial statements and that the statements of Combined Revenues and Direct Operating Expenses relating to the Stephens County Acquisition as of and for the periods ended December 31, 2006, copies of which are attached as exhibits to this Current Report under the heading "Item 9.01 Financial Statements and Exhibits".

      Accordingly, we currently believe, based upon our forecasts and our liquidity and capital requirements for the near-term future, that the combination of our expected internally-generated cash, the borrowings under our credit facility and our working capital, will be adequate to meet our anticipated capital and liquidity requirements for the next twelve months.

      Should our estimated capital needs be erroneous and our costs and expenses prove to be greater than we currently anticipate, or should we change our current operations plan in a manner that will increase or accelerate our anticipated costs and expenses, the depletion of our working capital would be accelerated. Although we anticipate that adequate funds will remain available to us under the Loan Transaction, if we were unable to access such funding by reason of our failure to satisfy borrowing covenants under the Credit Agreement we would have to use other alternative resources. To the extent it becomes necessary to raise additional cash in the future if our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or our equity securities, funding from joint venture or strategic partners, or a combination of the foregoing. We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. The sale of additional equity securities or convertible debt securities would result in dilution to our shareholders. We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations in such circumstances.

      April 2007 Credit Facility.

      Our Credit Agreement executed April 12, 2007 provides for a revolving credit commitment of up to $54.7 million and a Term Loan Commitment of $20.3 million. Unless earlier payment is required under the Credit Agreement, Revolving Loans must be paid on or before April 12, 2010 and Term Loans on or before October 12, 2010. Interest on Revolving Loans accrues at the Prime Rate that is in effect from time to time, while interest on Term Loans accrues at the Prime Rate (that is in effect from time to time) or 7.5%, whichever is greater, plus 3%. Funds available to us are subject to our satisfaction of a Borrowing Base formula and a number of standard industry conditions precedent and covenants.

      As security under the Credit Agreement, we have granted lenders a security interest in and a first lien on, all of our existing and after-acquired assets including, without limitation, the Statex Assets that we acquired in the Stephens County Acquisition. In addition to the foregoing, we granted the Lenders an overriding royalty interest ranging between 2% and 3% in (i) our existing Oil and Gas Properties and (ii) Oil and Gas Properties that we acquire after the date hereof until the Credit Agreement is terminated.

      Private Placement of Equity and Debt

      Previously, we have financed current expenses and our business operations chiefly through the following private placements of equity and debt securities issued by our Company:

      November 2005 Placement. In November 2005, we completed the offering and sale of $2.375 million in units of consisting of 10% convertible promissory note and shares of common stock in privately negotiated transactions with accredited investors. Each note matures on May 15, 2007 and bears interest at the rate of 10% per annum. The holder of a note may elect to receive interest on the note in cash or in shares of common stock valued at $0.50 per share. At any time prior to maturity, holders may convert the principal and accrued but unpaid interest on their note into such number of shares of common stock equal to the outstanding principal amount plus accrued but unpaid interest, divided by $0.50, or a total of 4,750,000 shares, excluding interest.

      February 2006 Placement. On February 1, 2006, we completed a private placement to accredited investors in which we received gross proceeds of $9 million by selling an aggregate of 8,181,819 shares of our newly-issued Common Stock at $1.10 per share. We paid aggregate placement agent commissions of $675,000 (or 7.5% of the gross proceeds) and issued three-year warrants to our placement agents to purchase an aggregate of 259,090 shares of Common Stock at an exercise price of $1.32 per share. C.K. Cooper & Company and Gilford Securities, Incorporated acted as our placement agents. Approximately $4 million of the net proceeds were used to fund our portion of the Aurora and Source Rock acquisitions by New Albany.

      March 2007 Bridge Financing. On March 15, 2007, we borrowed $1.7 million from a single accredited investor in the form of a Senior Secured Debenture, due September 15, 2007, in the principal amount of $1.7 million, bearing interest at a rate of 16% per annum (the "Debenture"). The investor also received a common stock purchase warrant to purchase up to 3,000,000 shares of our common stock at an exercise price of $0.50 per share any time prior to September 15, 2012. Our obligations under the Debenture were secured by a mortgage and security interest in the properties located in the New Albany Shale area of Indiana in which we hold any leasehold and/or working interests and a continuing security interest in certain of our assets and properties other than the mortgaged property. The Debenture became payable in full upon our consummation of an equity or debt financing of $15 million or more and, following the Loan Transaction, we repaid the Debenture in full on April 12, 2007. We also paid a closing fee of $170,000 on the date on which the outstanding principal amount plus accrued interest was repaid. In connection with the March 2007 Bridge Financing, we delivered to Casimir Capital LP, a placement fee of $170,000 and warrants to purchase up to 340,000 shares of our Common Stock at an exercise price of $0.50 per share.

      Contractual Obligations

      Except for (i) the hedging arrangement entered into under the Swap Agreement, as discussed elsewhere in this Current Report under the heading "Item
1.02 Entry into Material Agreement - Entry into Hedge Arrangement," which hedging arrangement is to be settled on a monthly basis, commencing June 1, 2007 and (ii) those convertible notes issued under the November 2005 Placement, which provide for us to make quarterly interest payments of approximately $59,000, payable either in cash or shares of our Common Stock, we do not currently have any contractual obligations.

      Off-Balance-Sheet Arrangements.

      We have no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to any investor in our securities.

   Item 3   Description of Property.

      Corporate Headquarters. We lease approximately 2500 square feet of office space in Houston, Texas to house our corporate offices. Our lease arrangement is month-to-month and provides for rent of $2,600 per month.

      As of our year ended December 31, 2006, we had only an indirect contractual right (pursuant to our interest in New Albany), in those oil and gas leases and other rights acquired by New Albany during 2006 in the New Albany Shale area in Indiana.

      Southern Indiana - New Albany Shale. As of March 16, 2007, the date we redeemed our membership interest in New Albany to acquire a direct working interest in the oil and gas leases and other properties held by New Albany, we acquired tracts of land covering approximately 171,000 surface acres in southern Indiana.

      Although the industry has reported a range of natural gas production rate reserve potential in the New Albany Shale Play, there is not extensive production history from horizontal wells completed in the New Albany Shale and we have no proven reserves booked to its acreage position. Currently available public information indicates that each horizontal well should drain 160 to 320 acres at a depth of 1500 to 2500 feet. Estimated reserves are in the range of
0.7 bcf to nearly 2 bcf per well, depending on initial production rates. Wells have had reported test rates of 50 mcfpd to 1,000 mcfpd, and `typical' wells are expected to produce 300 mcfpd or more.

      North Texas - Stephens County Acquisition. As of April 12, 2007, the date of the Stephens County Acquisition, we acquired tracts of land covering approximately 4600 surface acres in north Texas. The Eliasville field (also called the Stephens County Regular Field) produces primarily from the Caddo Lime oil formation at a depth of 3300 feet.

      Currently the field produces 660 bopd and 100 mcfpd, resulting in 520 boepd of net production, with an average net revenue interest of 80%. There are 80 oil wells producing in the field, and it is an active waterflood with 54 injection wells. There are 8 leases which total approximately 4600 acres and there are 2 central operating facilities and 3 tank batteries. After the waterflood was initiated in the 1980's, oil production peaked at 1500 bopd from the central 6 leases which have produced 18 to 22 million barrels of oil and recovered 25% to 30% of the original oil in place. The 2 western leases have not been incorporated into the waterflood of the central leases and the western leases have recovered only 12% to 18% of the original oil in place.

      Proved reserves have been estimated by a third party engineering firm to be 3.6 million boe (net) with a pre-tax PV10 value of $49.9 million at $59/bbl and $1.77/mcf. Of the proved reserves, 70% are PDP, 10% PDNP and 20% are PUD reserves. In addition, another 1.7 mmboe (net) reserves are classified as probable/possible reserves for expanding the waterflood to the west (approximate $25 million of additional PV10 potential).

      Information in response to this item is contained in the financial statements for Statex Petroleum I, LP attached under the heading "Item 9.01 Financial Statements and Exhibits."

   Item 4   Security Ownership of Certain Beneficial Owners.

      As of April 16, 2007, we had 31,436,488 shares of Common Stock outstanding. The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of that date by (i) each person who, to our knowledge, beneficially owns more than 5% of our Common Stock; (ii) each of our current directors and executive officers; and (iii) all of our current directors and executive officers as a group:

           Name and Address                      Amount and Nature of                Percent of
        of Beneficial Owner (1)                Beneficial Ownership (2)         Outstanding Shares (2)
        -----------------------                ------------------------         ----------------------
Thomas Kaetzer
(Chairman and  Chief Executive Officer)               666,665 (3)                       2.1%

Alan Gaines
(Vice Chairman and  Director)                       7,624,250 (4)                      23.0%

Richard Cohen
(Chief Financial Officer)                             475,000 (5)                       1.5%

Richard d'Abo
(Director)                                          1,186,000 (6)                       3.7%

Barrie Damson
   37 Franklin Street
   Westport, CT 06880                               7,624,250 (7)                      23.0%

Superius Securities Group Inc.
Profit Sharing Plan
   94 Grand Avenue
   Englewood, NJ 07631                              1,633,637 (8)                       5.1%

Lakewood Group LLC
   242 4th Street
   Lakewood, NJ 08701                               3,000,000 (9)                       8.7%

All Officers & Directors as a Group
(4 persons)                                         9,951,915 (3)(4)(5)(6)             29.0%

--------------
      (*) Less than 1%

      (1) Unless otherwise indicated, the address of each beneficial owner reported above is 11811 N. Freeway (I-45), Suite 200, Houston, Texas 77060.

      (2) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from March 31, 2007. Each beneficial owner's percentage is determined by assuming that options that are held by such person (but not any other person), and which are exercisable within 60 days from March 31, 2007, have been exercised.

      (3) Refers to options to purchase (i) up to 1,000,000 shares of Common Stock at an exercise price of $0.50 per share, of which 333,333 underlying shares are currently vested, (ii) up to 500,000 shares of Common Stock at an exercise price of $0.60 per share, of which 166,666 shares are currently vested, and (iii) up to 500,000 shares of Common Stock at an exercise price of $1.00 per share, of which 166,666 shares are currently vested. Each option is subject to a vesting schedule, as follows: (i) up to 1/3rd of the underlying Common Stock exercisable at any time from and after December 20, 2006, (ii) up to an additional 1/3rd of the underlying Common Stock exercisable at any time from and after December 20, 2007, and (iii) up to the remaining 1/3rd of the underlying Common Stock exercisable at any time from and after December 20, 2008; provided, that Mr. Kaetzer's employment has not been terminated by us for cause or by Mr. Kaetzer without good reason.

      (4) Includes options currently exercisable to purchase up to 1,730,000 shares of Common Stock at an exercise price of $0.05 per share. Excluded are 1,670,000 and 1,600,000 shares of Common Stock underlying stock options previously outstanding, which stock options Mr. Gaines surrendered for cancellation on March 15, 2007 and April 12, 2007, respectively.

      (5) Includes 175,000 shares of Common Stock underlying a stock option exercisable at $0.94 per share, and 100,000 shares of Common Stock underlying a stock option exercisable at $0.56 per share.

      (6) Includes 250,000 shares underlying a stock option exercisable at $.05 per share.

      (7) Includes options currently exercisable to purchase up to 1,730,000 shares of Common Stock at an exercise price of $0.05 per share. Excluded are 1,670,000 and 1,600,000 shares of Common Stock underlying stock options previously outstanding, which stock options Mr. Damson surrendered for cancellation on March 15, 2007 and April 12, 2007, respectively.

      (8) Includes 525,000 shares of Common Stock underlying a convertible note in the aggregate principal amount of $250,000 from our November 2005 financing.

      (9) Represents 3,000,000 shares of Common Stock underlying warrants exercisable at $0.50 per share granted in connection with our March 2007 Bridge Financing.

   Item 5   Directors and Executive Officers, Promoters and Control Persons.

      The following table sets forth information as of April 16, 2007 with respect to the current directors and executive officers of the Company:

      Name                   Age           Position with the Company
      --------------         ---           -------------------------------------

      Thomas Kaetzer         47            Chairman, Chief Executive Officer (1)

      Alan Gaines            51            Vice Chairman and Director

      Richard Cohen          56            Chief Financial Officer

      Richard d'Abo          50            Director

--------------
      (1) Effective March 21, 2007, Barrie Damson resigned as Chairman and Chief Executive Officer, as a result of which Mr. Kaetzer was promoted from President/COO to Chairman/CEO.

      The business experience of each director and named executive officer of the Company is set forth below:

      Mr. Thomas Kaetzer. Mr. Kaetzer was promoted to our chairman and chief executive officer on March 21, 2007. He previously was our president and chief operating officer, titles he held since December 2006. He brings 25 years of experience in the oil and gas industry. Mr. Kaetzer began his career with Texaco Inc., where, from 1981 to 1995, he held various positions of increasing responsibility. Such positions provided him with a solid foundation in the evaluation, exploitation and management of oil and gas assets. He has both onshore and offshore experience in operations and production management, asset acquisition, asset rationalization, development, drilling and workovers in the continental U.S., Gulf of Mexico, North Sea, Colombia, Saudi Arabia, China and West Africa. In 1995, Mr. Kaetzer left Texaco and formed Southwest Texas Oil & Gas Co., which subsequently merged into GulfWest Energy Inc. in 1998. Mr. Kaetzer served as President/Chief Operating Officer of GulfWest from 1999 to 2004, and as Vice President of Operations for its successor, Crimson Exploration Inc., from 2005 to July 2006. Since August 2006, Mr. Kaetzer has worked as a consultant to several companies in the oil and gas industry. Mr. Kaetzer earned his B.S. from the University of Illinois in 1981 and his M.S. in petroleum engineering from Tulane University in 1988.

      Mr. Alan Gaines. Mr. Gaines has served as vice chairman and a director of the Company since April 2005. He is currently the Chairman and CEO of Dune Energy, Inc., an independent E&P company engaged in the development, exploration and acquisition of oil and gas properties, with operations presently concentrated onshore at the Louisiana/Texas Gulf Coast as well as the Fort Worth Basin Barnett Shale. Mr. Gaines has 25 years of experience as an energy investment and merchant banker. In 1983, he co-founded Gaines, Berland Inc., an investment bank and brokerage firm, specializing in global energy markets, with particular emphasis given to small to medium capitalization companies involved in exploration and production, pipelines, refining and marketing, and oilfield services. Mr. Gaines holds a BBA in Finance from Baruch College, and an MBA in Finance (with distinction) from Zarb School, Hofstra University School of Graduate Management.

      Mr. Richard Cohen. Mr. Cohen has served as Chief Financial Officer of the Company since December 2005. Since 2003, Mr. Cohen has served as a director of Dune Energy, Inc., for which he served as Chief Financial Officer from November 2003 to April 2005. Since 1996, he has been the President of Richard M. Cohen Consultants, a financial services consulting company that accepts engagements from public and private companies to assist with their corporate governance and corporate finance needs. During 1999, Mr. Cohen served as the President of National Auto Credit, a publicly traded sub-prime auto finance company. From 1992 to 1995, Mr. Cohen was the President of General Media, then a $150 million international diversified publishing and communications company. Mr. Cohen is a Certified Public Accountant (New York State). He received a BS from The University of Pennsylvania (Wharton) and an MBA from Stanford University.

      Mr. Richard d'Abo. Mr. d'Abo has served as a Director of the Company since January 17, 2006. He is presently a transaction partner at The Yucaipa Companies, a private equity firm focused on consolidating companies within the supermarket industry. From 1995 through 2003, Mr. d'Abo was a private investor, and served as a consultant to numerous companies both public and private regarding acquisitions and related financings. From 1988 to 1994, Mr. d'Abo was a partner at The Yucaipa Companies and was instrumental in the creation of financing structures for a number of acquisitions.

      Audit Committee.

      We do not have an audit committee or another committee performing similar functions.

   Item 6   Executive Compensation.

      Prior to hiring Thomas Kaetzer as our President and Chief Operating Officer, the Company had not paid salaries to any individual, although in December 2005 we began to pay to Richard M. Cohen, Inc., a company of which Richard M. Cohen, our Chief Financial Officer, is sole shareholder, officer and director, a monthly consulting fee of $7,500. In connection with our employment of Mr. Kaetzer in December 2006, we agreed to pay him a salary and other compensation pursuant to his employment agreement with us, as described in more detail below in the Summary Compensation Table and under the sub-heading "Employment Agreement".

      The following table shows the compensation of our executive officers for the fiscal years ended December 31, 2006 and December 31, 2005:

                           Summary Compensation Table

                                                                       Long-Term Compensation
                                                                     ----------------------------
                                                       Annual                   Awards
                                                    Compensation
                                         --------------------------------------------------------
               Name and                                                 Securities Underlying         All Other
          Principal Position              Year       Salary ($)              Options (#)             Compensation
-------------------------------------------------------------------------------------------------------------------
Barrie Damson (Chief Executive
Officer) (1)                              2006       $     0                     None                    n/a

Thomas Kaetzer (President and Chief                                  2,000,000 shares of Common
Operating Officer) (2)                    2006       $15,833 (2)                Stock                    n/a

Richard Cohen
(Chief Financial Officer) (3)             2006       $90,000                     None                    n/a

                                                                      175,000 shares of Common
                                          2005       $ 7,500 (3)                Stock                    n/a

--------------

      (1) Mr. Damson joined our board of directors and became our Chairman and Chief Executive Officer as of February 1, 2006. Mr. Damson resigned as Chairman and Chief Executive Officer, effective March 21, 2007

      (2) Mr. Kaetzer became our President and Chief Operating Officer as of December 5, 2006. In 2006 he was paid an amount equal to one month's salary at an annualized salary of $190,000 as provided for in his employment agreement. See the subsection below entitled "Employment Contracts" in this "Item 6 -- Executive Compensation." Mr. Kaetzer was promoted to Chairman and Chief Executive Officer on March 21, 2007, upon the resignation of Mr. Damson.

      (3) Mr. Cohen became our Chief Financial Officer in December 2005, a which time he became the first employee of the Company to receive a salary. Mr. Cohen's salary is $7,500 per month.

      Option Grants in the Last Fiscal Year.

      As shown in the below table, during fiscal year ended December 31, 2006, the Company granted stock options to our named executive officers, as follows:

                    Option Grants In Last Fiscal Year (2006)

                                            No. of        % of Total
                                          Securities        Options
                                          Underlying       Granted to
                                           Options        Employees in    Exercise
Name                            Year      Granted (1)      Fiscal Year      Price     Expiration Date
---------------------------     ----    -------------     ------------    --------    ---------------
Barrie Damson
(Chief Executive Officer)       2006           0                0%           N/A            N/A

Thomas Kaetzer
(President and Chief
Operating Officer)              2006     1,000,000 (1)         50%          $0.50       12/20/2011
                                2006      500,000 (1)          25%          $0.60       12/20/2011
                                2006      500,000 (1)          25%          $1.00       12/20/2011

Richard Cohen
(Chief Financial Officer)       2006           0                0%           N/A            N/A

--------------

      (1) Each option shall vest and be exercised in whole or in part, as follows: (i) up to 1/3rd of the underlying Common Stock at any time from and after December 20, 2006, (ii) up to an additional 1/3rd of the underlying Common Stock at any time from and after December 20, 2007, and (iii) up to the remaining 1/3rd of the underlying Common Stock at any time from and after December 20, 2008; provided, that Mr. Kaetzer's employment has not been terminated by us for cause or by Mr. Kaetzer without good reason.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

      During 2006, none of our named executive officers or directors exercised any options to purchase shares of Common Stock. The following table sets forth, for each of our named executive officers and directors, the number and value of vested and unvested options held as of December 31, 2006 and the value of any in-the-money stock options, vested and unvested, as of such date.

                             No. of Securities                Value of Unexercised In-The-Money Options at
Name                    Underlying Options Granted                        December 31, 2006 (1)
-------------       ----------------------------------        --------------------------------------------

                     Exercisable         Unexercisable           Exercisable               Unexercisable
                     -----------         -------------           -----------               -------------
Barrie Damson       5,000,000 (2)              0                 $ 2,800,000                       --

Alan Gaines         5,000,000 (2)              0                 $ 2,800,000                       --

Thomas Kaetzer         666,665             1,333,335             $    38,333                 $ 76,667

Richard d'Abo          250,000                 0                 $   140,000                       --

Richard Cohen          175,000                 0                          --                       --

--------------
      (1) The last sale price of the Common Stock on December 29, 2006 (the last trading date of the fiscal year) was $0.61.

      (2) In 2005, we awarded options to purchase up to 6,000,000 shares of our Common Stock at an exercise price per share of $0.05 to each of Barrie Damson and Alan Gaines. However, in connection with our grant of options to Thomas Kaetzer pursuant to hiring him as our President and Chief Operating Officer, Mr. Gaines and Mr. Damson each agreed to the cancellation of options to acquire 1,000,000 shares of our Common Stock.

      Director Compensation.

      Directors of the Company are not compensated in cash for their services but are reimbursed for out-of-pocket expenses incurred in furtherance of our business.

      Employment Agreement.

      Our employment agreement, dated December 20, 2006, with Thomas Kaetzer, provides that Mr. Kaetzer shall serve as our President and Chief Operating Officer effective as of December 5, 2006 and ending on December 30, 2008, unless earlier terminated or extended under the terms of such agreement. In consideration for such employment, the Company shall, among other things, pay Mr. Kaetzer an annual salary of $190,000. In addition to his annual salary, if Mr. Kaetzer remains in our employ on December 5, 2007 he shall be entitled to a performance bonus of $50,000. In addition, during the second year of his employment and thereafter (if his employment is extended), he may be entitled to a performance bonus, solely at the discretion of our board of directors. Mr. Kaetzer is further eligible under his employment agreement to participate, subject to any eligibility, co-payment and waiting period requirements, in all employee health and/or benefit plans offered or made available to our executive officers. Upon termination by Mr. Kaetzer for specified good reasons in the event of a merger or acquisition resulting in a diminution of his authority and duties, the relocation of his offices outside Houston, Texas of residence, or his termination by us other than for cause, the terminating executive officer will be entitled to receive from us: (i) a severance payment equal to 12-months of his then-current base salary plus pro rata bonus and fringe benefits otherwise due at time of termination; (ii) any unpaid bonus from preceding year of employment; and (iii) accrued but unused vacation days during the year such termination occurs.

      In addition, his employment agreement provides for us to issue to him three non-qualified stock options to purchase up to an aggregate of 2 million shares of our Common Stock pursuant to three stock option agreements, as described in more detail elsewhere in this Current Report. Each Option is exercisable as to one third of the optioned shares on each of the grant date and the first and second anniversary dates thereafter, and each such agreement provides that if Mr. Kaetzer's employment is terminated by the Company for cause or by Mr. Kaetzer without good reason, unvested Options shall immediately be forfeited, and that if his employment is terminated by the Company without cause or voluntarily by Mr. Kaetzer with good reason, optioned shares that would have vested on the next vesting date will immediately vest and become exercisable in proportion to the number of months he was employed during the 12-month period following the immediately preceding vesting date.

      Mr. Kaetzer has further agreed under his employment agreement that, during the respective term of his employment and for a one-year period after his termination (other than its termination by him for good reason or by us without cause), not to engage, directly or indirectly, as an owner, employee, consultant or otherwise, in any business engaged in the exploration, drilling or production of natural gas or oil within a ten (10) mile radius from any property that we then have an ownership, leasehold or participation interest. He is further prohibited during the above time period from soliciting or inducing, directly or indirectly, any of our then-current employees or customers, or any customers of ours during the one year preceding the termination of his employment.

      Mr. Kaetzer was promoted to Chairman and Chief Executive Officer on March 21, 2007 and, except for his title, his employment agreement continues to govern the terms of his employment.

      We have no other employment agreements with any of our other named executive officers.

   Item 7 Certain Relationships and Related Transactions and Director Independence.

      Relationships and Related Transactions.

      As previously disclosed on our Current Report on Form 8-K filed with the Commission on January 29, 2007, on January 26, 2007 then Chairman and Chief Executive Officer Barrie Damson and Vice Chairman and director Alan Gaines each made a loan of $50,000 to us to be used for our short-term working capital needs and evidenced by promissory notes. The notes bear interest at an annual rate of six percent (6%) and matures, as extended by amendment dated April 10, 2007, on the earlier to occur of (i) the date on which we close an equity offering in which we obtain gross proceeds in excess of three million dollars ($3,000,000) or (ii) October 13, 2010.

      Director Independence.

      The OTC Bulletin Board, on which our common stock is currently traded, does not maintain director independence standards. However, our board of directors has determined that Richard d'Abo and Alan Gaines are "independent" within the meaning of The Nasdaq Stock Market's director independence standards. In particular, our board of directors has determined that neither Mr. d'Abo nor Mr. Gaines has a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) that would interfere with the exercise of independent judgment.

   Item 8   Description of Securities.

      The authorized capital stock of the Company consists of 140,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. As of April 16, 2007, there are a total of 31,436,488 shares of Common Stock issued and outstanding and no shares of preferred stock that are issued and outstanding.

      In addition to the foregoing, there are (i) 10,745,000 shares of Common Stock issuable pursuant to outstanding stock options, (ii) up to 4,937,500 shares of Common Stock that are issuable upon conversion of $2,375,000 principal amount of convertible promissory notes and (iii) 7,274,090 shares of Common Stock issuable pursuant to outstanding warrants.

      Holders of outstanding shares of Common Stock are entitled to one vote for each share of stock standing in his or her name on the records of the corporation on all matters submitted to a vote of stockholders, including the election of directors. The holders of Common Stock do not have cumulative voting rights. Dividends may be paid to holders of Common Stock when, as and if declared by the board of directors out of funds legally available therefore. Holders of Common Stock have no conversion, redemption or preemptive rights. All shares of commons stock, when validly issued and fully paid, will be non-assessable. In the event of any liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in the assets of the Company remaining after provision for payment of creditors and after the liquidation preference, if any, of any Preferred stock outstanding at the time.

      We are authorized to issue up to a total of 10,000,000 shares of "blank check" preferred stock, $0.001 par value. No shares of preferred stock are currently issued or outstanding. In accordance with the Company's Articles of Incorporation, the board of directors may, by resolution, issue preferred stock in one or more series at such time or times and for such consideration as the board of directors may determine. The board of directors is expressly authorized to provide for such designations, preferences, voting power (or no voting power), relative, participating, optional or other special rights and privileges, and such qualifications, limitations or restrictions thereof, as it determines in the resolutions providing for the issue of such class or series of preferred stock prior to the issuance of any shares thereof.

                                     PART II

   Item 1 Market Price of and Dividends on the Registrant's Common Equity and Related Stockholders Matters.

      Market Information.

      Our Common Stock is quoted on the OTC Bulletin Board under the trading symbol "BOGA." Prior to January 17, 2006, our name was College Oak Investments, Inc. and our symbol was "COKV." The table below sets forth the high and low bid information for our Common Stock for the last two fiscal years and the interim quarterly period ended March 31, 2007. These quotations reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions. There were no trades of our securities on the OTC Bulletin Board prior to March 3, 2005.

        2007 Quarter Ended        High Bid Price         Low Bid Price
      ----------------------    ------------------     -----------------
            3/31/2007                $ 0.65                 $ 0.37

        2006 Quarter Ended        High Bid Price         Low Bid Price
      ----------------------    ------------------     -----------------
            12/31/2006               $ 0.75                 $ 0.35
            9/30/2006                  1.19                   0.67
            6/30/2006                  3.25                   1.10
            3/31/2006                  3.25                   0.85

        2005 Quarter Ended        High Bid Price         Low Bid Price
      ----------------------    ------------------     -----------------
            12/31/2005               $ 1.40                 $ 0.60
            9/30/2005                  0.90                   0.60
            6/30/2005                  1.01                   0.20
            3/31/2005                  0.90                   0.10

      As of April 16, 2007, we have outstanding options to purchase up to 7,545,000 shares of Common Stock, warrants to purchase up to 7,274,090 shares of Common Stock and notes convertible into up to 4,937,500 shares of Common Stock.

      Holders of Securities.

      As of April 16, 2007, there were approximately 188 holders of record of our Common Stock.

      Our Common Stock is covered by a Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers of our Common Stock to sell their shares in the secondary market. It may also cause fewer broker-dealers to be willing to make a market in our Common Stock, and it may affect the level of news coverage we receive.

      Dividends.

      We have not declared or paid any cash dividends on our Common Stock since our inception, and our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. Any future payment of dividends will depend upon our results of operations, financial condition, cash requirements and other factors deemed relevant by our board of directors. Pursuant to the convertible notes we issued in November 2005, as long as there is outstanding indebtedness thereunder, we may not declare or pay a cash dividend on our Common Stock without the consent of the agent to such holders of the notes.

      No equity securities of our Company were purchased by us or any "affiliated purchaser" of ours during fiscal years 2005 or 2006.

       Securities Authorized for Issuance Under Equity Compensation Plans.

      The following table provides information as of December 31, 2006 about our equity compensation arrangements:

                                                                                                Number of securities
                                      Number of securities                                     remaining available for
                                        to be issued upon          Weighted-average         future issuance under equity
                                           exercise of             exercise price of             compensation plans
                                      outstanding options,       outstanding options,           (excluding securities
Plan Category                          warrants and rights        warrants and rights          reflected in column (a)
--------------------------------      --------------------       --------------------       ----------------------------

Equity compensation plans                       0                          0                             n/a
approved by security holders

Equity compensation plans not              13,985,000                   $ 0.18                           n/a
approved by security holders (1)

Total (1)                                  13,985,000                   $ 0.18                           n/a

--------------

      (1) Consists of warrants and options granted to our employees, officers, directors and consultants, to the extent vested and exercisable (within the meaning of Rule 13d-3(d)(1) promulgated by the Commission under the Securities and Exchange Act of 1934, as amended) as of December 31, 2006.

      Set forth below is a description of the individual compensation arrangements or equity compensation plans not currently approved by our security holders pursuant to which the 14,719,090 shares of our Common Stock included in the chart above were issuable as of December 31, 2006:

      o Option granted April 1, 2005 to a consultant in consideration of services performed on our behalf, which option expires five years from grant date and is currently exercisable to purchase up to 500,000 shares of our Common Stock at an exercise price of $0.30 per share;

      o Options granted April 29, 2005 to directors, officers and consultants in consideration of services performed on our behalf, which options expire five years from grant date and, after adjusting for the cancellation of an aggregate of 8,540,000 shares of Common Stock underlying certain of the option grants, are currently exercisable to purchase up to an aggregate of 4,160,000 shares of our Common Stock at an exercise price of $0.05 per share;

      o Options granted December 20, 2005 to third parties in connection with potential acquisition transaction, which options expire three years from grant date and are currently exercisable to purchase up to 50,000 shares of our Common Stock at an exercise price of $1.00 per share;

      o Option granted December 27, 2005 to an officer in consideration of services performed on our behalf, which option expires five years from grant date and is currently exercisable to purchase up to 175,000 shares of our Common Stock at an exercise price of $0.94 per share;

      o Option granted August 15, 2006 to a consultant in consideration of services performed on our behalf, which option expires five years from grant date and is currently exercisable to purchase up to 100,000 shares of our Common Stock at an exercise price of $1.01 per share;

      o Option granted October 20, 2006 to a consultant in consideration of services performed on our behalf, which option expires five years from grant date and is currently exercisable to purchase up to 100,000 shares of our Common Stock at an exercise price of $0.50 per share;

      o Option granted November 14, 2006 to a consultant in consideration of services performed on our behalf, which option expires five years from grant date and is currently exercisable to purchase up to 360,000 shares of our Common Stock at an exercise price of $0.50 per share;

      o Option granted December 20, 2006 to an officer in consideration of services to be performed on our behalf, which option expires five years from grant date and, subject to a vesting schedule, is currently exercisable with respect to 333,333 shares of our Common Stock at an exercise price of $0.50 per share;

      o Option granted December 20, 2006 to an officer in consideration of services to be performed on our behalf, which option expires five years from grant date and, subject to a vesting schedule, is currently exercisable with respect to 166,666 shares of our Common Stock at an exercise price of $0.60 per share; and

      o Option granted December 20, 2006 to an officer in consideration of services to be performed on our behalf, which option expires five years from grant date and, subject to a vesting schedule, is currently exercisable with respect to 166,666 shares of our Common Stock at an exercise price of $1.00 per share.

   Item 2   Legal Proceedings.

      We are not currently subject to any pending litigation proceedings.

   Item 3   Changes in and Disagreements with Accountants.

      None.

   Item 4   Recent Sales of Unregistered Securities.

      As of April 16, 2007, we have 31,436,488 shares of Common Stock issued and outstanding, plus options, warrants and convertible promissory notes that are convertible into or exercisable for up to an additional 19,756,590 shares of Common Stock.

      All issuances of securities described under this "Item 4 - Recent Sales of Unregistered Securities," were issued pursuant to exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

      Issuances Prior to the Coastal Merger.

      On March 28, 2005, Coastal issued 17,006,000 shares of its common stock as follows: (i) 100,000 shares of common stock for services valued at $35,000 and
(ii) 16,906,000 shares of common stock valued at $5,917,100 for cash proceeds of $16,906. The $5,900,194 of value in excess of the cash proceeds received has been charged to expense as share based compensation. The services were provided by the founders in connection with non-specific research into oil and gas business opportunities. The value of the shares issued was determined by reference to the closing price of College Oak's common stock on the date of issuance.

      On April 1, 2005, Coastal granted a stock option to purchase 500,000 shares of Coastal common stock at $0.30 per share to a consultant. This option is exercisable until March 31, 2010 and became exercisable on October 1, 2005. The fair value of this option was $150,000 and it has been fully expensed as share-based compensation. As of the effective date of the merger with Coastal, this option became an option to purchase 500,000 shares of our Common Stock, exercisable until March 31, 2010 at the price of $0.30 per share.

      Issuances Following the Coastal Merger.

      On April 6, 2005, Coastal merged into us in exchange for 17,206,000 newly-issued shares of our Common Stock. On the date of the merger, all of the then issued and outstanding shares of common stock of Coastal (17,206,000 shares) were converted into an equal number of shares of our Common Stock. In addition, each right to purchase shares of common stock of Coastal automatically became a right to purchase an equal number of shares of our Common Stock. Immediately prior to the date of the merger, options to acquire up to 500,000 shares of Coastal's common stock were outstanding. Immediately prior to the date of the merger, we had 2,114,000 shares of Common Stock outstanding.

      Pursuant to a private offering, immediately prior to the date of the merger, Coastal sold an aggregate of $350,000 of its convertible promissory notes. Under the merger, we assumed the obligations of these notes. The face amount of each note is equal to the amount of the holder's investment and bears interest at a rate of 10% per annum, payable in shares of Common Stock. In April 2006, all of these notes, including accrued interest thereon, were converted into a total of 1,820,000 shares of our Common Stock, such shares including certain "kicker" shares that were provided for pursuant to the notes.

      On April 29, 2005, we granted stock options to seven persons to purchase an aggregate of 12,950,000 shares of our Common Stock. These options are exercisable at any time at $0.05 per share and will expire on April 28, 2010. These options were granted as an inducement to retain management and for services rendered to us. Among the options described in this paragraph, the fair value of the options granted to the five individuals who were our employees (or expected at the time of grant to become our employees or directors) was $10,080,000 and the fair value of the options granted to the two non-employees was $297,500. Of the options granted on April 29, 2005, options exercisable for 8,540,000 shares issued to one former and one current officer have been since canceled and an option for 250,000 shares of Common Stock has been exercised.

      In the November 2005 Placement, we sold in a private placement to accredited investors $2,375,000 of units, with each unit consisted of (i) a $50,000 principal amount 10% convertible promissory note (the "November Note"), and (ii) such number of shares of Common Stock, determined by dividing (1) the product of the aggregate principal amount of each November Note purchased multiplied by twenty percent (20%), by (2) $0.50. Each November Note matures eighteen (18) months from the date of issuance and bears interest at the rate of 10% per annum. The holder of a November Note may elect to receive interest on its November Note in cash or in shares of Common Stock valued at $0.50 per share. At any time prior to maturity, the holder may convert the principal and accrued but unpaid interest on its November Note into such number of shares of Common Stock (the "November Conversion Shares") equal to the outstanding principal amount plus accrued but unpaid interest on the November Note divided by $0.50. We received total gross proceeds in the November 2005 Placement of $2,375,000. Purchasers of the units received in the aggregate 950,000 shares of Common Stock (the "November Shares") and, upon conversion of the November Notes, will receive up to an additional 4,987,500 November Conversion Shares (assuming that the holders elect to receive shares of Common Stock in lieu of cash interest through maturity). In connection with the November 2005 Placement, we paid a placement agent (i) a $237,500 commission (ten percent (10%) of the gross proceeds), (ii) a $23,750 non-accountable expense allowance (one percent (1%) of the gross proceeds) and (iii) a five year warrant to purchase 475,000 shares of Common Stock (the "Warrant Shares"), at an exercise of $0.50 per share. Holders of November Shares, November Conversion Shares (including those which may be issued as interest payments) and Warrant Shares are among the securities included for registration in our registrations statement on Form SB-2 initially filed with the Commission on June 13, 2006, and declared effective on October 20, 2006. As of April 16, 2007, we had issued to holders of November Notes an aggregate of 468,750 shares of our Common Stock in lieu of cash interest having accrued over the five quarterly periods since the date of issuance.

      On December 27, 2005, we granted to Richard Cohen, our Chief Financial Officer, options to purchase 175,000 shares of Common Stock, exercisable immediately and until the fifth anniversary of the date of grant at the price of $0.94 per share.

      On August 15, 2006, we granted to a consultant, The Wall Street Group, options to purchase 100,000 shares of Common Stock, exercisable immediately and until the fifth anniversary of the date of grant at the price of $1.01 per share.

      On October 20, 2006, we granted to Carey Birmingham, a former officer, options to purchase 100,000 shares of Common Stock, exercisable immediately and until the fifth anniversary of the date of grant at the price of $0.50 per share.

      On December 20, 2006, in connection with the execution of the employment agreement between us and Thomas Kaetzer, as our President and Chief Operating Officer, we granted Mr. Kaetzer three non-qualified stock options to purchase up to an aggregate of 2 million shares of our Common Stock. These options are governed under three stock option agreements, one of which relates to an option to purchase up to 1 million shares at $0.50 per share for an exercise price (equal to the closing sale price on the date preceding option grant date), and the other two which related to options to purchase up to 500,000 shares each at $0.60 per share and $1.00 per share, respectively. Each option is subject to a vesting schedule pursuant to which: (i) up to 1/3rd of the underlying Common Stock are exercisable at any time from and after December 20, 2006, (ii) up to an additional 1/3rd of the underlying Common Stock are exercisable at any time from and after December 20, 2007, and (iii) up to the remaining 1/3rd of the underlying Common Stock are exercisable at any time from and after December 20, 2008; provided, that Mr. Kaetzer's employment has not been terminated by us for cause or by Mr. Kaetzer without good reason.

      Also in December 2006, we granted an option, exercisable at $0.50 per share, to purchase up to 360,000 shares of our Common Stock to Masstar Investments, Inc., a Texas corporation, pursuant to a consulting agreement between us and Masstar Investments, Inc.

      On January 4, 2007, we granted to Richard Cohen, our Chief Financial Officer, for services performed on our behalf additional options to purchase 100,000 shares of Common Stock, exercisable immediately and until the fifth anniversary of the date of grant at the price of $0.56 per share.

      Issuances In Connection with Rex Energy Transactions.

      As of January 16, 2006, we issued, an aggregate of 12,069,250 shares of our Common Stock to certain designees of Rex Energy in consideration of Rex Energy and its affiliates' entering into the Rex Purchase Agreement. As of December 20, 2005, we also issued three-year stock options to certain designees of Rex Energy exercisable for up to an aggregate of 50,000 shares of our Common Stock at an exercise price of $1.00 per share.

      Pursuant to the Termination Agreement, the Rex parties surrendered for cancellation all of the 12,069,250 shares of our Common Stock previously issued to them. In connection with the surrender of these shares, the $1,206,925 of stock subscription receivables relating to the shares were eliminated as an adjustment to equity. Pursuant to release executed as part of the Termination Agreement, we and the Rex parties have agreed to release and hold each other harmless from all Claims stemming from Controversies (each as defined in the release executed as part of the Termination Agreement) arising out of our dealings with one another.

      Issuances in connection with our February 2006 Placement.

      In the February 2006 Placement, on February 1, 2006 we issued to accredited investors an aggregate of 8,181,819 shares of our newly-issued Common Stock at $1.10 per share for gross proceeds of $9 million. We paid aggregate placement agent commissions of $675,000 (or 7.5% of the gross proceeds) and issued three-year warrants to our placement agents to purchase an aggregate of 259,090 shares of Common Stock at an exercise price of $1.32 per share.

      In connection with the February 2006 Placement, we became obligated to issue an aggregate of 445,920 additional shares of Common Stock through October 6, 2006, to the investors as a penalty for our failing to file and have declared effective a registration statement under the Securities Act covering the shares sold in such private placement. In order to avoid issuing such additional shares to investors, we were required to file a registration statement by April 2, 2006 and to have it declared effective by June 2, 2006. On October 20, 2006, our registration statement on Form SB-2 was declared effective by the Commission.

      Issuances in connection with our March 2007 Bridge Financing

      As part of our March 2007 Bridge Financing, in which we borrowed $1.7 million from a single accredited investor in the form of a Senior Secured Debenture due September 15, 2007 and bearing interest at a rate of 16% per annum (the "Debenture"), we granted to investor a warrant to purchase up to 3,000,000 shares of our common stock at an exercise price of $0.50 per share, which warrant is exercisable at any time prior to September 15, 2012. We granted the investor "piggy-back" registration rights for the shares issuable upon the exercise of the warrant. The investor is entitled to and affords the Investor certain protection with respect to the exercise price.

      In connection with the March 2007 Bridge Financing, we delivered to Casimir Capital LP, a placement fee of $170,000 and warrants to purchase up to 340,000 shares of our Common Stock at an exercise price of $0.50 per share.

      Issuances in connection with our April 2007 Credit Facility

      Concurrently with the closing of the Loan Transaction, two of our principal stockholders, consisting of Alan Gaines, our Chairman, and Barrie Damson, a former officer and director of the Company, surrendered stock options to purchase 1,600,000 shares of Common Stock each at an exercise price of $0.05 per share, resulting in the cancellation of options for an aggregate of 3,200,000 shares of Common Stock. The cancelled options were a portion of individual option grants for up to 6 million shares originally granted to each of these individuals in April 2005.

   Item 5   Indemnification of Directors and Officers.

      Our Articles of Incorporation and by-laws provide that we will indemnify to the fullest extent permitted by the Nevada General Corporation Law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or such person's testator or intestate, is or was a director, officer, employee or agent of our Company or serves or served at our request as a director, officer or employee of another entity.

      We may enter into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our articles of incorporation and by-laws. These agreements, among other things, would indemnify our directors and officers for certain expenses (including advancing expenses for attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person's services as a director or officer of our Company, any subsidiary of ours or any other company or enterprise to which the person provides services at our request.

      We maintain a directors, officers and company liability insurance policy.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                    Part F/S

      The historical financial statements and the pro forma financial information required by Form 10-SB are included below under "Item 9.01 Financial Statements and Exhibits"

                                    Part III

   Item 1   Index to Exhibits.

      The information required by this Item 1 to Part III of Form 10-SB Information is included below under "Item 9.01 Financial Statements and Exhibits"

   Item 2   Description of Exhibits.

      The information required by this Item 2 to Part III of Form 10-SB Information is included below under "Item 9.01 Financial Statements and Exhibits"

Item 9.01   Financial Statements and Exhibits.

      Financial Statements

                          INDEX TO FINANCIAL STATEMENTS

                                                                        Page No.

(a)   Financial Statements of Baseline Oil & Gas Corp.

      Report of Independent Registered Public Accounting Firm ..........   32

      Balance Sheet at December 31, 2006 ...............................   33

      Statement of Expenses for years ended December 31, 2006 and 2005 and for the period from June 29, 2004 (Inception) through December
      31, 2006 .........................................................   34

      Statement of Cash Flows for years ended December 31, 2006 and 2005 and for the period from June 29, 2004 (Inception) through December
      31, 2006 .........................................................   35

      Statement of Changes in Stockholders' Equity/(Deficit) for the
      period from June 29, 2004 (Inception) through December 31, 2006 ..   36

      Notes to Financial Statements ....................................  37-45

                                                                        Page No.

(b)   Financial Statements of Businesses Acquired.

      Report of Independent Registered Public Accounting Firm ..........   47

      Statements of Combined Reserves and Direct Operating Expenses Oil
      and Gas Properties Purchased From Statex Petroleum I, L.P. and
      Charles W. Gleason, L.P ..........................................   48

      Notes to Financial Statements ....................................  49-53

(c) Pro Forma Financial Information of Baseline Oil & Gas Corp.

      Introduction - Unaudited Pro Forma Condensed Financial Statements.   55

      Unaudited Pro Forma Condensed Statement of Operations For the Year
      Ended December 31, 2006 ..........................................   56

      Unaudited Pro Forma Condensed Statement of Operations For the Year
      Ended December 31, 2005 ..........................................   57

      Unaudited Pro Forma Condensed Balance Sheet as of December 31,
      2006..............................................................   58

      Notes to Unaudited Pro Forma Condensed Financial Statements ......  59-63

(a) Financial Statements of Baseline Oil & Gas Corp.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
   Baseline Oil & Gas Corp.
   (A Development Stage Company)
   Houston, Texas

We have audited the accompanying balance sheet of Baseline Oil & Gas Corp. ("Baseline") as of December 31, 2006, and the related statements of expenses, cash flows and changes in stockholders' equity (deficit)for the two year period then ended and for the period from June 29, 2004 (Inception) through December 31, 2006. These financial statements are the responsibility of Baseline's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baseline, as of December 31, 2006, and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.


/s/ Malone & Bailey, PC
-----------------------
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 12, 2007

                            BASELINE OIL & GAS CORP.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                December 31, 2006

ASSETS
  Cash and marketable securities                                                $    123,678
  Prepaid and other current assets                                                   125,000
                                                                                ------------
     Total current assets                                                            248,678

  Deferred debt issuance costs, net of
     amortization of $237,192                                                         88,947
  Deferred financing costs                                                            99,631
  Property acquisition - deposit                                                   1,000,000
  Unproven leasehold acquisition costs                                             7,810,135
                                                                                ------------
     Total assets                                                               $  9,247,391
                                                                                ============
LIABILITIES & STOCKHOLDERS' EQUITY
  Accounts payable                                                              $     82,873
  Other payables                                                                      50,029
  Accrued liabilities                                                                171,471
  Derivative liability                                                               104,896
  Short term debt and current portion of long term debt, net of discount           1,948,001
                                                                                ------------
     Total current liabilities                                                     2,357,270

  Commitments and contingencies                                                           --

STOCKHOLDERS' EQUITY
  Preferred stock, $.001 par value,
    10,000,000 shares authorized,
    none issued and outstanding                                                           --

  Common stock, $.001 par value, 140,000,000 shares authorized,
  31,342,738 shares issued and outstanding                                            31,343

  Additional paid-in-capital                                                      28,423,418

  Deficit accumulated during the development stage                               (21,564,640)
                                                                                ------------
     Total stockholders' equity                                                    6,890,121
                                                                                ------------
      Total liabilities & stockholders' equity                                  $  9,247,391
                                                                                ============
                 See accompanying summary of accounting policies
                       and notes to financial statements.

                            BASELINE OIL & GAS CORP.
                          (A Development Stage Company)
                             STATEMENTS OF EXPENSES
                 Years Ended December 31, 2006 and 2005 and the
         Period from June 29, 2004 (Inception) through December 31, 2006

                                                                                           Inception
                                             Year Ended            Year Ended               Through
                                            December 31,          December 31,           December 31,
                                                2006                  2005                   2006
                                            ----------------------------------------------------------
Selling, general
and administrative                          $   2,386,364         $  17,305,279        $    19,781,452

Interest (income)                                (117,630)                    --              (117,630)

Interest expense                                1,691,788               392,565              2,085,197

(Gain) on derivative liability                   (400,775)                    --              (400,775)

Other expense                                     213,137                 1,605                216,396
                                            ----------------------------------------------------------
Total expense                                   3,772,884            17,699,449             21,564,640
                                            ----------------------------------------------------------
Net loss                                    $  (3,772,884)        $ (17,699,449)        $  (21,564,640)
                                            ==========================================================

Basic and diluted loss per share            $       (0.11)        $       (1.20)

Weighted average common shares
outstanding                                    33,989,119            14,777,299

                 See accompanying summary of accounting policies
                       and notes to financial statements.

                            BASELINE OIL & GAS CORP.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                 Years Ended December 31, 2006 and 2005 and the
         Period from June 29, 2004 (Inception) through December 31, 2006

                                                                         Year                 Year             Inception
                                                                         Ended                Ended             Through
                                                                      December 31,         December 31,       December 31,
                                                                          2006                 2005               2006
                                                                   ---------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                             $   (3,772,884)   $   (17,699,449)     $   (21,564,640)
Adjustments to reconcile net loss to
 cash used in operating activities:
 Share based compensation                                                   720,874         16,499,670           17,220,544
 Unrealized gain on derivative liability                                   (400,775)                --             (400,775)
 Amortization of debt discount                                            1,206,577            305,825            1,512,402
 Stock issued as penalty for delayed registration                           594,000                 --              594,000
 Stock issued in lieu of cash interest                                      187,500                 --              187,500
 Amortization of debt issuance costs                                        237,192             29,649              266,841
Changes in:
 Prepaid and other assets                                                  (125,000)                --             (125,000)
 Accounts payable and accruals                                              158,467             79,204              313,482
                                                                     --------------    ---------------      ---------------
NET CASH USED IN OPERATING ACTIVITIES                                    (1,194,049)          (785,101)          (1,995,646)
                                                                     --------------    ---------------      ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
 Deposit on acquisition                                                  (1,000,000)                --           (1,000,000)
 Deferred acquisition costs                                                 (99,631)                --              (99,631)
 Property acquisition costs                                              (6,060,135)        (1,750,000)          (7,810,135)
                                                                     --------------    ---------------      ---------------
NET CASH FLOWS USED IN INVESTING
  ACTIVITIES                                                             (7,159,766)        (1,750,000)          (8,909,766)
                                                                     --------------    ---------------      ---------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Payment of note payable                                                    (16,496)                --              (16,496)
 Proceeds from sale of common stock, net                                  8,275,000             16,590            8,291,590
Proceeds from exercise of options                                            12,500                 --               12,500
 Proceeds from convertible notes                                                  -          2,725,000            2,741,496
                                                                     --------------    ---------------      ---------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                 8,271,004          2,741,590           11,029,090
                                                                     --------------    ---------------      ---------------
NET CHANGE IN CASH                                                          (82,811)           206,489              123,678
  Cash balance, beginning of period                                         206,489                 --                   --
                                                                     --------------    ---------------      ---------------

  Cash balance, end of period                                        $      123,678    $       206,489      $       123,678
                                                                     ==============    ===============      ===============
SUPPLEMENTAL DISCLOSURES:
  Cash paid for interest                                             $       50,000    $            --      $        50,000
  Cash paid for income taxes                                         $           --    $            --      $            --
NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Warrants issued in connection with
  issuance of stock
                                                                     $      505,671    $            --      $       505,671

                 See accompanying summary of accounting policies
                       and notes to financial statements.

                            BASELINE OIL & GAS CORP.
                          (A Development Stage Company)
             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)
     For the Period from June 29, 2004 (Inception) through December 31, 2006

                                                                                                       Deficit
                                                                                                     Accumulated
                                                                                   Additional         During the
                                                             Common                 Paid In          Development
                                                      Shares         Stock          Capital             Stage              Totals
                                               -------------------------------------------------------------------------------------
Balances, June 29, 2004                                     --     $     --     $          --      $          --      $          --
Shares issued to founders at inception
  for $0.00 per share                                  200,000          200              (200)                --                 --
Net loss                                                                                                (92,307)           (92,307)
                                               -------------------------------------------------------------------------------------
Balances, December 31, 2004                                                                             (92,307)
                                                       200,000          200              (200)                              (92,307)
Proceeds from issuance of common stock              17,006,000       17,006                --                 --             17,006
Debt discount related to shares issued
  with convertible notes                               950,000          950                --                 --                950
Shares issued in connection with merger              2,114,000        2,114            (3,480)                --             (1,366)

Stock based compensation                                    --           --        16,499,670                 --         16,499,670

Debt discount                                               --           --         1,939,401                 --          1,939,401

Debt issuance cost                                          --           --           355,788                 --            355,788
Net loss                                                    --           --                --        (17,699,449)       (17,699,449)
                                               -------------------------------------------------------------------------------------
Balances, December 31, 2005                         20,270,000       20,270        18,791,179        (17,791,756)         1,019,693

Shares issued in connection with merger             12,069,250       12,069         1,194,856                 --          1,206,925
Proceeds from issuance of common stock               8,181,818        8,182         8,991,818                 --          9,000,000

Equity issuance costs                                       --           --       (1,230,671)                 --         (1,230,671)
Shares issued on conversion of debt                  1,820,000        1,820           357,289                 --            359,109
Return of shares issued in connection with
  merger                                           (12,069,250)     (12,069)       (1,194,856)                --         (1,206,925)
Shares issued to pay interest                          375,000          375           187,125                 --            187,500

Shares based compensation                                   --           --           720,874                 --            720,874
Shares issued as penalty for delayed
registration                                           445,920          446           593,554                 --            594,000
Option exercise                                        250,000          250            12,250                 --             12,500

Net loss                                                    --           --                --         (3,772,884)        (3,772,884)
                                               -------------------------------------------------------------------------------------
Balances, December 31, 2006                         31,342,738     $ 31,343     $  28,423,418      $ (21,564,640)     $   6,890,121
                                               =====================================================================================

                 See accompanying summary of accounting policies
                       and notes to financial statements.

                            BASELINE OIL & GAS CORP.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Organization

Baseline Oil & Gas Corp. ("Baseline" or the "Company") is an independent exploration and production company, with operations presently focused in the Illinois Basin New Albany Shale play. Pursuant to a definitive purchase agreement and subject to the satisfaction of certain terms and conditions, on April 12, 2007 Baseline acquired significant oil and natural gas assets from Statex Petroleum I, L.P. and Charles W. Gleeson LP. Such assets consist of operated and non-operated working interests in leases located in Stephens County Texas, and approximately 81 gross producing oil and natural gas wells.

Use of Estimates

The preparation of these financial statements is in conformity with accounting principles generally accepted in the United States of America and requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, Baseline considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2006.

Properties and Equipment

The Company uses the successful efforts method of accounting for oil and gas producing activities. Under this method, acquisition costs for proved and unproved properties are capitalized when incurred. Exploration costs, including geological and geophysical costs, the costs of carrying and retaining unproved properties and exploratory dry hole drilling costs, are expensed. Development costs, including the costs to drill and equip development wells, and successful exploratory drilling costs to locate proved reserves are capitalized.

Exploratory drilling costs are capitalized when incurred pending the determination of whether a well has found proved reserves. A determination of whether a well has found proved reserves is made shortly after drilling is completed. The determination is based on a process that relies on interpretations of available geologic, geophysic, and engineering data. If a well is determined to be successful, the capitalized drilling costs will be reclassified as part of the cost of the well. If a well is determined to be unsuccessful, the capitalized drilling costs will be charged to expense in the period the determination is made. If an exploratory well requires a major capital expenditure before production can begin, the cost of drilling the exploratory well will continue to be carried as an asset pending determination of whether proved reserves have been found only as long as: i) the well has found a sufficient quantity of reserves to justify its completion as a producing well if the required capital expenditure is made and ii) drilling of the additional exploratory wells is under way or firmly planned for the near future. If drilling in the area is not under way or firmly planned, or if the well has not found a commercially producible quantity of reserves, the exploratory well is assumed to be impaired, and its costs are charged to expense.

In the absence of a determination as to whether the reserves that have been found can be classified as proved, the costs of drilling such an exploratory well is not carried as an asset for more than one year following completion of drilling. If, after that year has passed, a determination that proved reserves exist cannot be made, the well is assumed to be impaired, and its costs are charged to expense. Its costs can, however, continue to be capitalized if a sufficient quantity of reserves are discovered in the well to justify its completion as a producing well and sufficient progress is made in assessing the reserves and the well's economic and operating feasibility.

The impairment of unamortized capital costs is measured at a lease level and is reduced to fair value if it is determined that the sum of expected future net cash flows is less than the net book value. The Company determines if impairment has occurred through either adverse changes or as a result of the annual review of all fields.

Development costs of proved oil and gas properties, including estimated dismantlement, restoration and abandonment costs and acquisition costs, are depreciated and depleted on a field basis by the units-of-production method using proved developed and proved reserves, respectively. The costs of unproved oil and gas properties are generally combined and impaired over a period that is based on the average holding period for such properties and the Company's experience of successful drilling.

Investments in Oil and Gas Joint Ventures

The Company accounts for its investments in oil and gas joint ventures pursuant to the provisions of AICPA Accounting Interpretation No. 2 to APB No. 18. As such, the Company includes in its financial statements its pro rata share of the assets, liabilities, revenues, and expenses of the venture.

Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended December 31, 2006 and 2005, there were no dilutive securities outstanding.

Income Taxes

Baseline recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Baseline provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Stock Compensation

On January 1, 2006, Baseline adopted SFAS No. 123 (R), "Share-Based Payment." SFAS 123(R) replaced SFAS No. 123 and supersedes APB Opinion No. 25. SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The pro forma disclosures previously permitted under SFAS 123 are no longer an alternative to financial statement recognition. Baseline adopted SFAS 123(R) using the modified prospective method which requires the application of the accounting standard as of January 1, 2006. The consolidated financial statements as of and for the year ended December 31, 2006 reflect the impact of adopting SFAS 123(R). In accordance with the modified prospective method, the consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R).

During the fiscal year ended December 31, 2005, Baseline granted 13,675,000 options to purchase common stock to employees. All options are currently vested, have a weighted average exercise price of $0.07 per share and expire 5 years from the date of grant. Baseline recorded compensation expense of $10,080,000 under the intrinsic value method during the fiscal year ended December 31, 2005.

The following table illustrates the effect on net loss and net loss per share if Baseline had applied the fair value provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                                      Year
                                                                     Ended
                                                               December 31, 2005
--------------------------------------------------------------------------------
Net loss as reported                                             $(17,699,449)

Add: stock based compensation determined under
intrinsic value based method                                       10,080,000

Less: stock based compensation determined under
fair value based method                                           (10,874,173)

Pro forma net loss                                               $(18,493,622)
                                                                 =============
Basic and diluted net loss per common share:

As reported                                                      $      (1.20)
                                                                 =============
Pro forma                                                        $      (1.25)
                                                                 =============

The weighted average fair value of the stock options granted during 2005 was $0.77. Variables used in the Black-Scholes option-pricing model include (1) a range of 3.9% - 4.41% for the risk-free interest rate, (2) expected option life is the actual remaining life of the options as of each period end, (3) expected volatility was 274% - 672%, and (4) zero expected dividends.

NOTE 2 - INCOME TAXES

Deferred tax assets - NOLs                                       $    969,241
Less: valuation allowance                                            (969,241)
                                                                 ------------
Net deferred tax asset                                           $         --
                                                                 ============

Baseline has net operating loss carry-forwards of approximately $2,850,000 at December 31, 2006, which begin expiring in 2024.

NOTE 3 - CONVERTIBLE NOTES

On April 6, 2005 (the effective date), Baseline acquired Coastal in exchange for 17,206,000 shares of Baseline common stock. Coastal was merged with and into Baseline with Baseline continuing as the surviving entity.

Upon the effective date of the Coastal merger, Baseline assumed the obligations with respect to $350,000 of convertible promissory notes. The notes, issued in April 2005, were convertible at any time into shares of Baseline's common stock at a rate of $0.25 per share, accrued interest at the rate of 10% per annum and matured in April 2006 (twelve months from the date of issuance). Upon conversion, each holder of these convertible promissory notes is entitled to receive an additional number of shares equal to 20% of the face amount of the convertible promissory notes. The impact of these additional shares results in an effective conversion rate of $0.21 per share. Based on the effective conversion rate of $0.21 per share, Baseline has recognized a beneficial conversion feature on the notes of $231,401 which was recorded as a debt discount. The discount was amortized over the life of the notes. On April 6, 2006, holders of Baseline's convertible promissory notes issued in April of 2005 in the aggregate principal amount of $350,000, converted all of such notes plus accrued interest into 1,820,000 shares of Baseline's common stock.

During November of 2005, Baseline sold $2,375,000 in aggregate of its units. Each Unit consisted of (i) a $50,000 principal amount in an 18 month 10% convertible promissory note ("November Note"), and (ii) such number of shares of common stock equal to the quotient of (1) the aggregate principal amount of each Note purchased, multiplied by 20% and (2) $0.50. The notes are convertible at any time at a conversion price of $0.50 per share. Interest is payable in cash or shares (at the conversion price) at the option of the Company. Purchasers of the Units received in the aggregate 950,000 shares and, upon conversion of the Notes, will receive an additional 4,750,000 Shares. Each quarter Baseline pays interest of $59,380 to the holders in the form of $12,500 in cash and 93,750 shares of Baseline common. Baseline recorded a debt discount of $680,500 in connection with the initial issuance 950,000 shares based on the stock prices of $0.71 and $0.75 on the dates of issuance. Based on the effective conversion rate of $0.50, Baseline recognized a beneficial conversion feature of $1,027,500 as a debt discount on the additional 4,750,000 shares to be issued upon conversion of the principal amount of the note. The total discount, $1,708,000, is being amortized over the life of the November Note using the effective interest method. As of December 31, 2006, $1,281,001 of the discount had been amortized resulting in a net balance for the November Note of $1,948,001.

In connection with the note issuance, Baseline granted to Gilford Securities, the placement agent, a five year warrant to purchase 475,000 shares of Common Stock at an exercise of $0.50 per share.

Baseline evaluated the application of Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" and Emerging Issues Task Force ("EITF") 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" for the 10% convertible promissory notes and the warrants issued in connection with the note issuance. Based on the guidance of SFAS No. 133 and EITF 00-19, Baseline concluded that these instruments were not required to be accounted for as derivatives.

NOTE 4 - ISSUANCE OF COMMON STOCK

On March 28, 2005, Baseline issued 17,006,000 shares as follows:

      o 100,000 shares of common stock for services valued at $35,000 and is included in share based compensation; and

      o 16,906,000 shares of common stock valued at $5,917,100 for cash proceeds of $16,590. The $5,900,194 of value in excess of the cash proceeds received has been charged to expense as share based compensation;

The services were provided by the founders in connection with non-specific research into oil and gas business opportunities. The value of the shares issued was determined by reference to the closing price of Baseline's stock on the date of issuance.

On January 16, 2006, Baseline entered into a definitive Purchase Agreement ("Purchase Agreement") to purchase certain assets from Rex Energy Operating Corp. ("Rex Energy") and its affiliates (collectively the "Rex Parties"), and the 50% membership in the New Albany -Indiana, LLC ("New Albany") that we did not already own. Concurrently with the execution of the Purchase Agreement, we entered into a Stock Agreement with certain individuals designated by Rex Energy, pursuant to which we issued a total of 12,069,250 common shares of our Common Stock valued at $1,206,925 or $0.10 per share. The issuance of such shares was subject to our right of first refusal to repurchase all such shares at a price $ 1.00 below any bona fide purchase offer for such shares made by a third party. We accounted for the aforementioned shares as a stock subscription receivable.

On June 8, 2006, Baseline entered into a Mutual Termination Agreement ("Termination Agreement") and Mutual Release Agreement ("Release Agreement") with the Rex Parties pursuant to which we and the Rex Parties mutually terminated (i) that certain purchase agreement between us dated January 16, 2006 and (ii) that certain stock agreement dated January 16, 2006 (as amended on March 10, 2006).

Pursuant to the termination agreement, the Rex Parties surrendered for cancellation of the aforementioned, 12,069,250 shares of our common stock, previously issued to them pursuant to the Stock Agreement. In connection with the surrender of these shares, the $1,206,925 of stock subscription receivable relating to the shares was eliminated as an adjustment to equity. After giving effect to the cancellation of such shares, we have 31,342,730 shares of common stock and options, warrants and convertible promissory notes to purchase up to an additional 19,562,840 shares of common stock outstanding as of December 31, 2006. Pursuant to the Release Agreement, we and the Rex Parties have agreed to release and hold each other harmless from all Claims stemming from Controversies (each as defined in the Release Agreement) arising out of our dealings with one another.

On February 1, 2006 Baseline completed a private placement of $9,000,000 by selling an aggregate of 8,181,818 shares of newly-issued Common Stock at $ 1.10 per share. As part of the transaction, Baseline issued warrants to the placement agents ("Placement Warrants") to purchase an aggregate of 204,546 shares of Common Stock at an exercise price of $1.32 per share. These warrants have a three year term. Baseline agreed to register the resale of the shares of common stock issuable upon exercise of the Placement Warrants. Based on the guidance in SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" and EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company's Own Stock", Baseline concluded the Placement Warrants qualified for derivative accounting. Baseline determined the Placement Warrants had the attributes of a liability and therefore recorded the fair value of the Placement Warrants on day one as a current liability and a reduction of additional paid in capital as a cost of equity issuance. Baseline is required to record the unrealized changes in fair value in subsequent periods of the Placement Warrants as an adjustment to the current liability with unrealized changes in the fair value of the derivative reflected in the statement of expenses as "(Gain)/loss on derivative liability." The fair value of the Placement Warrants was $505,671 at February 1, 2006. The fair value of the Placement Warrants was determined utilizing the Black-Scholes stock option valuation model. The significant assumptions used in the valuation were: the exercise price as noted above; the market value of Baseline's common stock on February 1, 2006, $2.50; expected volatility of 268%; risk free interest rate of approximately 4.54%; and a term of three years. The fair value of the Placement Warrants was $104,896 at December 31, 2006. The fair value of the Placement Warrants was determined utilizing the Black-Scholes stock option valuation model. The significant assumptions used in the valuation were: the exercise price as noted above; the market value of Baseline's common stock on December 31, 2006, $0.761 expected volatility of 224%; risk free interest rate of approximately 4.82%; and a term of two years and four months. The resulting unrealized change in fair value of $400,775 from February 1, 2006 was recorded in the statement of expenses as a gain on derivative liability.

On April 6, 2006, holders of Baseline's convertible promissory notes issued in April of 2005 in the aggregate principal amount of $350,000, converted all of such notes into 1,820,000 shares of Baseline's common stock.

On October 20, 2006, Baseline's registration statement was declared effective.

In November 2006, Baseline issued an aggregate of 445,920 shares of Common Stock with a value of $594,000 to investors in our February 2006 private offering. Such shares were issued as a result of Baseline's failure to timely register the shares purchased in the private offering.

On November 15, 2006, Baseline issued an aggregate of 375,000 shares of Common Stock with a value of $187,500 to holders of November Notes in payment of accrued interest through November 15, 2006.

On November 16, 2006, Wayne Brannan exercised an option to purchase 250,000 shares of Common Stock at $0.05 per share. Baseline issued 250,000 shares to Mr. Brannan in exchange for $12,500.

NOTE 5 - STOCK OPTION GRANTS

On April 1, 2005, Baseline granted a stock option to a non-employee consultant to purchase up to 500,000 shares of common stock at an exercise price of $0.30 per share. The option shall terminate no later than March 31, 2010 and may be exercised in whole or in part, at any time from and after October 1, 2005. The fair value of the option was $150,000 and has been fully expensed as share based compensation. As of the effective date of the Coastal merger noted above, see
Note 3, the shares available in connection with the option converted into an equal number of Baseline shares.

On April 29, 2005, Baseline granted stock options to seven persons, five of which are company directors and/or officers and two of which are non-employees, to acquire up to 12,950,000 shares of Baseline's common stock. The options are immediately exercisable at $0.05 per share and will expire on April 28, 2010. The options were granted as an inducement to retain management and for services rendered to Baseline. The intrinsic value of the options granted to the employees was $10,080,000 and has been expensed as share based compensation. The fair value of the options granted to the non-employees was $297,500 and has been expensed as share based compensation.

Mr. Alan Gaines ("Gaines") and Mr. Barrie Damson ("Damson"), two of the seven persons mentioned above, have options which are cancelable under certain conditions. Specifically, the agreement with Rex Energy Operating Corp. (see
Note 4) provides that each of Damson and Gaines, who presently each beneficially owns 5,894,250 shares of our outstanding Common Stock and options to acquire an additional 6,000,000 shares of Common Stock, will, upon the earlier to occur of
(i) the Closing Date or, (ii) if the Closing shall not have occurred as a result of the Baseline's breach of a material provision of the Purchase Agreement, June 30, 2006, cancel such number of shares underlying their respective stock options, such that on such date, each of Messrs. Gaines and Damson shall beneficially own no more than 9.99% of the Company's outstanding shares of Common Stock on a fully-diluted basis. As is discussed in Note 4, on June 8, 2006, Baseline terminated the Purchase Agreement with Rex Energy.

On December 20, 2005, Baseline issued to six Rex Management designees as described in stock options, exercisable for up to an aggregate of 50,000 shares of common stock at an exercise price of $1.00 per share. The options are fully vested, immediately exercisable and will expire on December 20, 2008.

On December 27, 2005, Baseline issued to Mr. Richard Cohen, CFO, a stock option, exercisable for up to 175,000 shares of common stock at an exercise price of $0.94 per share. The option is fully vested, immediately exercisable and will expire on December 26, 2010.

During 2006, Baseline's Board of Directors granted the following stock options, which are immediately exercisable with the exception of the options issued to Thomas Kaetzer as detailed below:

On August 15, 2006, Baseline granted a stock option to The Wall Street Group, a consultant, exercisable for up to 100,000 shares of Common Stock at an exercise price of $1.01 per share.

On October 20, 2006, Baseline granted a stock option to Carey Birmingham, its former president, exercisable for up to 75,000 shares of Common Stock at an exercise price of $0.50 per share.

On October 20, 2006, Baseline granted a stock option to David Loev, exercisable for up to 25,000 shares of Common Stock at an exercise price of $0.50 per share.

On November 14, 2006, Baseline granted a stock option to Masstar Inc., a consultant, exercisable for up to 360,000 shares of Common Stock at an exercise price of $0.50 per share.

On November 16, 2006 Wayne Brannan exercised an option to purchase 250,000 shares at $0.05 share.

On December 16, 2006, Baseline granted stock options to Thomas Kaetzer, then COO, now CEO, exercisable for up to 1,000,000, 500,000 and 500,000 shares of Common Stock exercisable at $0.50, $0.60 and $1.00 per share respectively. Mr. Kaetzer's options vest in three equal parts on; 1) the date of grant, 2) the 1st anniversary the date of grant, and 3) 2nd anniversary of the date of grant. Coinciding with the issue of Mr. Kaetzer's options, Messers Gaines and Damson agreed to cancel in aggregate options to purchase 2,000,000 shares with an exercise price of $0.05 per share.

The following table summarizes stock option activity:

                                                                      Weighted
                                                                       Average
                                                      Options           Price
                                                      -------           -----
Outstanding as of January 1, 2004                            --        $   --
Granted during 2004                                          --            --
Cancelled or expired                                         --            --
Exercised                                                    --            --
                                                     ----------
Outstanding as of December 31, 2004                          --            --

Granted during 2005                                  13,675,000        $ 0.07
Cancelled or expired                                         --            --
Exercised                                                    --            --
                                                     ----------
Outstanding as of December 31, 2005                  13,675,000        $ 0.07

Granted during 2006                                   2,560,000        $ 0.64
Cancelled or expired                                 (2,000,000)         0.05
Exercised                                              (250,000)         0.05
                                                     ----------
Outstanding as of December 31, 2006                  13,985,000        $ 0.18
                                                     ----------
Exercisable as of December 31, 2006                  13,985,000        $ 0.18
                                                     ----------

Options Outstanding and exercisable at December 31, 2006:

                                                                  Exercisable
                                      Number        Remaining      Number of
Exercise Price                      of Shares          Life         Shares
                                   ------------------------------------------
             $0.05                  10,700,000          3.3        10,700,000
             $0.30                     500,000          3.3           500,000
          0.50 - $1.01               2,785,000          4.8         1,451,667
                                    ----------                     -----------
                                    13,985,000                     12,651,667
                                    ==========                     ===========

NOTE 6 - INVESTMENT IN JOINT VENTURE

On November 25, 2005, Baseline entered into a joint venture with Rex Energy, a privately held company, for the purpose of acquiring a working interest in certain leasehold interests located in the Illinois Basin, Indiana. The joint venture will be conducted through New Albany, a Delaware limited liability company. Pursuant to a Limited Liability Company Agreement, Baseline has a 50% economic/voting interest in New Albany and Rex Energy and its affiliates has a 50% economic/voting interest in New Albany. Rex Energy Wabash, LLC, an affiliate of Rex, is the Managing Member of New Albany and manages the day to day operations of New Albany.

On November 15, 2005, New Albany entered into a Purchase and Sale Agreement with Aurora Energy Ltd ("Aurora"), pursuant to which New Albany has agreed to purchase from Aurora an undivided 48.75% working interest (40.7% net revenue interest) in (i) certain oil, gas and mineral leases covering acreage in several counties in Indiana and (ii) all of Aurora's rights under a certain Farmout and Participation Agreement with a third party ("Farmout Agreement"). In addition, at the closing of the transaction, New Albany was granted an option from Aurora, exercisable by New Albany for a period of eighteen (18) months thereafter, to acquire a fifty percent (50%) working interest in any and all acreage leased or acquired by Aurora or its affiliates within certain other counties located in Indiana, at a fixed price per acre.

On February 1, 2006, New Albany completed its acquisition of certain oil and gas leases and other rights from Aurora pursuant to the November 15, 2005 Purchase and Sale Agreement mentioned above. The total purchase price under the Aurora Purchase Agreement and the grant of the Aurora Option was $10,500,000 of which Baseline paid $5,250,000.

On February 28, 2006, New Albany acquired a 45% working interest (37.125% net revenue interest) in certain oil, gas and mineral leases covering approximately 21,000 acres of prospective New Albany Shale acreage in Knox and Sullivan Counties, Indiana. New Albany acquired its 45% working interest from Source Rock Resources, Inc., for a total consideration of $735,000 (of which Baseline paid half).

On July 21, 2006 Baseline transferred $88,714 to New Albany to fund the purchase of working interests in additional acreage acquired from Source Rock Resources, Inc.

On July 31, 2006 Baseline transferred $200,938 to New Albany to fund the purchase of working interests in additional acreage acquired from Aurora.

On October 26, 2006, Baseline transferred $680,643 to New Albany to fund its share of the pilot drilling program on the acreage acquired from Aurora and the acquisition of additional acreage from Source Rock Resources, Inc.

On November 8, 2006 Baseline transferred $250,105 to New Albany to fund its share of the pilot drilling program on the acreage acquired from Aurora

On November 17, 2006 Baseline transferred $175,013 to New Albany to fund its share of the pilot drilling program on the acreage acquired from Aurora

NOTE 7 - REGISTRATION STATEMENT-PENALTY INTEREST SHARES

As part of its Common Stock Offering in February 2006 (see Note 4), Baseline was subject to a Registration Rights Agreement requiring it to file a registration statement under the Securities Act by April 2, 2006. The company did not file by April 2, but did so on June 13, 2006. As a result, Baseline incurred a $540,000 penalty, which was paid by issuing 445,920 common shares in November 2006.

NOTE 8 - SUBSEQUENT EVENTS

On December 20, 2006 Baseline Oil & Gas entered into a Purchase and Sale Agreement ( "agreement") with Statex Petroleum I, L.P. and Charles W Gleeson LP for a number of oil and gas producing properties in Stephens County in West Texas. The purchase price was $ 28,000,000 plus interest from January 15, 2007 until date of closing. Upon execution of the agreement we paid a $1,000,000 non-refundable deposit to be credited against the purchase price at the closing scheduled to take place on or before March 9, 2007. On March 9, 2007 we entered into an amendment to the agreement whereby for an additional deposit of $300,000 paid by March 16, 2007 the deadline to close on the purchase of the Stephens County assets was extended until April 16, 2007 and the effective date for the transfer of the assets was changed from December 1, 2006 to February 1, 2007. Baseline closed this acquisition on April 12, 2007.

On January 4, 2007, Baseline granted a stock option to Richard Cohen, CFO, exercisable for up to 100,000 shares of Common Stock at an exercise price of $0.56 per share.

On January 26, 2007 Barrie Damson our Chairman and CEO and Alan Gaines our Vice Chairman and a director each made a loan of $50,000 to the Company to be used for short term working capital needs. The loans, in the form of promissory notes, bear interest at an annual rate of 6% and mature on the earlier to occur of (i) the date on which we close a financing transaction in which we obtain proceeds in excess of $5,000,000 or (ii) July 26, 2007.

On February 15, 2007, Baseline issued an aggregate of 93,750 shares of Common Stock to holders of November Notes in payment of interest for the three months ended February 15, 2007.

On March 15, 2007 Baseline closed a private bridge financing whereby we borrowed $1,700,000 from a single accredited investor, Lakewood Capital ("Lakewood"). The Company issued to Lakewood a Senior Secured Debenture ("Debenture") bearing interest at 16%, a common stock purchase warrant to purchase up to 3,000,000 shares of our common stock at an exercise price of $0.50 per share, and entered into a security agreement collateralized by the assets of the New Albany LLC. In addition we are required to pay Lakewood a closing fee of $170,000 on the date when the outstanding principal and accrued interest are paid. If Baseline consummates a debt or equity financing of $15,000,000 or more the Debenture must be paid in full. The proceeds from the Lakewood financing were used to pay the additional deposit of $300,000 on the Stephens County property, satisfy a capital call of $300,000 payable to Rex to maintain an interest in the New Albany LLC, pay existing payables on Stephens County, and pay a $170,000 fee to Casamir Capital, the placement agent. Additionally, The Company issued Casamir Capital a warrant exercisable for up to 340,000 shares of Common Stock at an exercise price of $0.50 per share. Concurrently with the closing of the Lakewood financing, Barrie Damson and Alan Gaines each cancelled stock options to purchase 1,670,000 shares of the company's common stock at an exercise of $0.05.

On March 16, 2007 we delivered $300,000 to New Albany-Indiana LLC ( "New Albany ") to pay a portion of the outstanding capital calls that we, as a member of New Albany, were required to make. Pursuant to a Membership Interest Redemption Agreement between the Company and New Albany, we then redeemed our membership interest in the New Albany for the direct assignment to the Company of an undivided 40.423% working interest in and to all oil and gas properties, rights, and assets of New Albany. The New Albany assets have been pledged to Lakewood under a mortgage to secure the assets of Lakewood Debenture.

Effective March 21, 2007, Barrie Damson resigned as Chairman and CEO of Baseline Oil and Gas Corp. As a result of Mr. Damson's departure, the Company appointed Mr. Thomas Kaetzer to fill the vacancy on the Board and promoted Mr. Kaetzer from President/COO to Chairman/CEO.

(b) Financial Statements of Businesses Acquired.

             Report of Independent Registered Public Accounting Firm

To the Shareholders of Baseline Oil & Gas Corp.
Houston, Texas

We have audited the accompanying Statements of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties ("Statex Properties") Purchased from Statex Petroleum I, L.P. and Charles W. Gleason, L.P. (the "Financial Statements") for the years ended December 31, 2006 and 2005. These Financial Statements are the responsibility of Baseline Oil & Gas Corp.'s management. Our responsibility is to express an opinion on the Financial Statements based on our audits.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Financial Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Financial Statement presentation. We believe our audits provide a reasonable basis for our opinion.

The accompanying Financial Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2. The presentation is not intended to be a complete presentation of the properties described above.

In our opinion, the Financial Statements referred to above present fairly, in all material respects, the Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased from Statex Petroleum I, L.P. and Charles
W. Gleason, L.P. as described in Note 1 for the years ended December 31, 2006 and 2005, in conformity with U.S. generally accepted accounting principles.


/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 9, 2007

                            Baseline Oil & Gas Corp.
          Statements of Combined Revenues and Direct Operating Expenses
                    of Oil and Gas Properties Purchased From
              Statex Petroleum I, L.P. and Charles W. Gleason, L.P.

                                                          For the Years Ended
                                                             December 31,
                                                         2006             2005
                                                     ------------   ------------

Revenues                                             $ 12,522,236   $ 10,732,108

Direct operating expenses                               6,446,934      5,016,266
                                                     ------------   ------------

Excess of revenues over direct operating expenses    $  6,075,302   $  5,715,842
                                                     ============   ============

The accompanying notes are an integral part of the financial statements.

                            Baseline Oil & Gas Corp.
          Statement of Combined Revenues and Direct Operating Expenses
                    of Oil and Gas Properties Purchased From
              Statex Petroleum I, L.P. and Charles W. Gleason, L.P.
                          Notes to Financial Statements

(1) The Properties

On December 20, 2006, Baseline Oil & Gas, Corp. ("Baseline" or the "Company") entered into a Purchase and Sale Agreement to purchase certain oil and has properties (the "Properties") owned by Statex Petroleum I, L.P. and Charles W. Gleeson L.P. (collectively, the "Seller") for $28,600,000. On April 12, 2007, Baseline finalized the acquisition of the Properties.

(2) Basis For Presentation

The statement of combined revenues and direct operating expenses has been derived from the Seller's historical financial records and is prepared on the accrual basis of accounting. Revenues and direct operating expenses as set forth in the accompanying statement includes revenues from oil and gas production, net of royalties, and associated direct operating expenses related to the net revenue interest and net working interest, respectively. These revenues and expenses in the Properties represent Baseline's acquired interest.

During the periods presented, the Properties were not accounted for or operated as a separate division of the Seller. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

This statement varies from an income statement in that it does not show certain expenses, which were incurred in connection with the ownership of the Properties, such as general and administrative expenses, and income taxes. These costs were not separately allocated to the Properties in the Seller's historical financial records and any pro forma allocation would be both timing consuming and expensive and would not be a reliable estimate of what these costs would actually have been had the Properties been operated historically as a stand alone entity. In addition, these allocations, if made using the historical Seller general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Properties had they been assets of Baseline, due to the greatly varying size, structure, and operations between Baseline and the Seller. This statement does not include provisions for depreciation, depletion and amortization as such amounts would not be indicative of future costs and those costs which would be incurred by Baseline upon allocation of purchase price. Accordingly, the financial statement and other information presented are not indicative of the financial condition or results of operations of the Properties going forward due to the changes in the business and the omission of various operating expenses.

For the same reason, primarily the lack of segregated or easily obtainable reliable data on asset values and related liabilities, a balance sheet is not presented for the Properties.

At the end of the economic life of the Properties, certain restoration and abandonment costs will be incurred by the respective owners of the Properties. No accrual for these costs is included in the direct operating expenses.

(3) Commitments and Contingencies

Baseline is not aware of any legal, environmental or other commitments or contingencies relating to the Properties that would have a material effect on the statement of combined revenues and direct operating expenses.

(4) Revenue Recognition

It is Baseline's policy to recognize revenue when production is sold to a purchaser at a fixed or determinable price.

(5) Supplemental Oil and Gas Information (Unaudited)

A. General.

The estimated net proved oil and gas reserves and the present value of estimated cash flows from those reserves from the Properties acquired by Baseline are summarized below. The reserves were estimated by Pressler Petroleum Consultants, Inc. ("Pressler") in a report dated February 27, 2007 as of December 31, 2006. The reserve study was paid for by Baseline and was based on information provided by the Seller to Pressler. The December 31, 2006 reserve study was the only determination of proved reserves that is available therefore there will be no revisions of reserve estimates because no previous determination of estimates exists. Likewise there was no detail of extensions, discoveries and improved recovery for the periods below because there was no basis in which to determine when a discovery or extension was actually made.

B. Estimated Oil and Gas Reserve Quantities.

There was no determination of proven reserves at December 31, 2005. The only reserve study was done as of December 31, 2006. For the table below, the December 31, 2006 proved reserve total was adjusted for the actual production activity to determine what the proved reserves would have been at December 31, 2005 based on the reserve study as of December 31, 2006.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following reserve data related to the Properties represent estimates only and should not be construed as being exact. The reliability of the estimates at any point in time depends on both quality and quantity of the technical and economic data, the performance of the reservoirs, as well as extensive engineering judgment. Consequently, reserve estimates are subject to revision as additional data becomes available during the producing life of a reservoir. The evolution of technology may also result in the application of improved recovery techniques, such as supplemental or enhanced recovery projects, which have the potential to increase reserves beyond those currently envisioned.

Estimates of proved reserves are derived from quantities of crude oil and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing operating and economic conditions and rely upon a production plan and strategy.

Statement of Financial Accounting Standards No. 69, Disclosures About Oil and Gas Producing Activities ("FAS 69"), requires calculation of future net cash flows using a 10% annual discount factor and year-end prices, costs and statutory tax rates, except for known future changes such as contracted price and legislated tax rates.

All of the reserves relating to the Properties are located in the United States.

Estimated Oil and Gas Information:

                                                                                         Oil
                                                                                      Equivalent
                                                    Oil (Bbls)       Gas (Mcf)          (BOE)
                                                    --------------------------        ----------
Total Proved Reserves
Balance - December 31, 2005                         3,781,640          373,648        3,843,915

Production                                           (193,250)         (29,588)        (198,181)
Purchases of reserve in-place                              --               --               --
Extensions, discoveries and improved recovery              --               --               --
Transfers/sales of reserve in place                        --               --               --
Revisions of previous estimates                            --               --               --
                                                    ---------       ----------        ---------

Ending reserves - December 31, 2006                 3,588,390          344,060        3,645,734
                                                    =========       ==========        =========

Proved developed reserves:                          2,881,390          303,470        2,931,968
                                                    =========       ==========        =========

                                                                                         Oil
                                                                                      Equivalent
                                                    Oil (Bbls)       Gas (Mcf)          (BOE)
                                                    --------------------------        ----------
Total Proved Reserves
Balance - December 31, 2004                         3,972,921          405,090        4,040,436
Production                                           (191,281)         (31,442)        (196,521)
Purchases of reserve in-place                              --               --               --
Extensions, discoveries and improved recovery              --               --               --
Transfers/sales of reserve in place                        --               --               --
Revisions of previous estimates                            --               --               --
                                                    ---------       ----------        ---------

Balance - December 31, 2005                         3,781,640          373,648        3,843,915
                                                    =========       ==========        =========

Proved developed reserves:                          3,025,312          328,810        3,080,114
                                                    =========       ==========        =========

C. Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves.

The following disclosures concerning the standardized measure of future cash flows from proved oil and gas reserves are presented in accordance with FAS 69. As prescribed by FAS 69, the amounts shown are based on prices and costs at the end of each period and a 10% annual discount factor.

Future cash flows are computed by applying fiscal year-end prices of natural gas and oil to year-end quantities of proved natural gas and oil reserves. Future operating expenses and development costs are computed primarily by the Company by estimating the expenditures to be incurred in developing and producing the Properties' proved natural gas and oil reserves at the end of the year based on year end costs and assuming continuation of existing economic conditions. Future income taxes are based on currently enacted statutory rates.

The standardized measure of discounted future net cash flows is not intended to represent the replacement costs or fair value of the Properties' natural gas and oil reserves. An estimate of fair value would take into account, among other things, anticipated future changes in prices and costs, and a discount factor more representative of the time value of money and the risks inherent in reserve estimates of natural gas and oil producing operations.

The standardized measure of discounted future net cash flows from the Company's estimated proved gas reserves is provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry and may not represent the fair market value of the Company's oil and gas reserves or the present value of future cash flows of equivalent reserves due to various uncertainties inherent in making these estimates. Those factors include changes in oil and gas prices from year end prices used in the estimates, unanticipated changes in future production and development costs and other uncertainties in estimating quantities and present values of oil and gas reserves.

The Standardized Measure of Discounted Future Net Cash Flows relating to the Properties' proved oil and gas reserves is as follows:

                                                  Years Ended December 31,
                                              ---------------------------------
                                                  2006                2005
                                              -------------       -------------
Future cash inflows                           $ 212,297,137       $ 220,860,507
Future production costs                        (116,402,890)       (122,846,877)
Future development costs                         (5,142,900)         (5,142,900)
                                              -------------       -------------
Future net cash flows before income taxes        90,751,347          92,870,730
Future income tax                               (30,428,739)        (31,311,622)
                                              -------------       -------------
Future net cash flows                            60,322,608          61,559,108
Discount at 10% annual rate                     (27,145,174)        (27,701,599)
                                              -------------       -------------
Standardized measure of discounted future
  net cash flows                              $  33,177,434       $  33,857,509
                                              =============       =============

The principal changes in the standardized measure of discounted future net cash flows relating to proved oil and gas reserve are summarized below:

                                                    Years Ended December 31,
                                                -------------------------------
                                                    2006               2005
                                                ------------       ------------
Standardized measure, beginning of year         $ 33,857,509       $ 14,578,422
Sales, net of production costs                    (6,884,367)        (5,715,842)
Net change in prices, net of production costs      2,620,732         32,530,132
Extensions and discoveries                                --                 --
Development costs incurred                                --                 --
Accretion of discount, changes in
  production rates and other                       3,034,480          2,426,554
Change in income tax                                 549,080         (9,961,757)
Revision of quantity estimates                            --                 --
                                                ------------       ------------
End of year                                     $ 33,177,434       $ 33,857,509
                                                ============       ============

(b) Pro Forma Financial Information.

                            Baseline Oil & Gas Corp.
               Unaudited Pro Forma Condensed Financial Statements

The following unaudited pro forma condensed financial statements and related notes are presented to show the pro forma effects of the acquisition of the Properties from the Seller.

The pro forma condensed statements of operations are presented to show income from continuing operations as if the acquisition of the Properties occurred effective January 1, 2005. The pro forma condensed balance sheet is based on the assumption that the acquisition of the Properties occurred effective December 31, 2006.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the acquisition of the Properties occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed financial statements should be read in conjunction with notes thereto, Baseline's Annual Report on Form 10-KSB for the year ended December 31, 2006 and the Statement of Combined Revenues and Direct Operating Expenses Purchased of Oil and Gas Properties Purchased From Statex Petroleum I, L.P. and Charles W. Gleason, L.P. included herein.

                            Baseline Oil & Gas Corp.
              Unaudited Pro Forma Condensed Statement of Operations
                      For the Year Ended December 31, 2006

                                                Baseline               Properties            Pro Forma
                                               Historical              Historical            Adjustments             Pro Forma
                                              ----------------------------------------------------------            ------------
Revenues                                      $         --           $ 12,522,236            $        --            $ 12,522,236
                                              ----------------------------------------------------------            ------------


Direct operating costs                                  --              6,446,934                     --               6,446,934
Depreciation, depletion and amortization                --                     --              1,434,299 (a)           1,434,299
General & administrative                         2,386,364                     --                     --               2,386,364
Gain on derivative liability                      (400,775)                    --                     --                (400,775)
Financing costs, net                             1,787,295                     --              3,600,010 (b)(c)        5,387,305
                                              ----------------------------------------------------------            ------------
                                                 3,772,884              6,446,934              5,034,309              15,254,127
                                              ----------------------------------------------------------            ------------

Income (loss) before income taxes               (3,772,884)             6,075,302             (5,034,309)             (2,731,891)

Provision for income tax                                --                     --                     --                      --
                                              ----------------------------------------------------------            ------------

Net income (loss) to common                   $ (3,772,884)          $  6,075,302            $(5,034,309)           $ (2,731,891)
                                              ==========================================================            ============

Basic and diluted earnings per share          $      (0.11)                                                         $      (0.08)

Weighted shares outstanding                     33,989,119                                                            33,989,119

The accompanying notes to the unaudited pro forma condensed financial statements are an integral part of these statements.

                            Baseline Oil & Gas Corp.
              Unaudited Pro Forma Condensed Statement of Operations
                      For the Year Ended December 31, 2005

                                                Baseline               Properties            Pro Forma
                                               Historical              Historical            Adjustments             Pro Forma
                                              ----------------------------------------------------------            ------------
Revenues                                      $         --           $ 10,732,108            $        --            $ 10,732,108
                                              ----------------------------------------------------------            ------------

Direct operating costs                                  --              5,016,266                     --               5,016,266
Depreciation, depletion and
  amortization                                          --                     --              1,422,285 (a)           1,422,285
General & administrative                        17,305,279                     --              1,292,000 (d)          18,597,279
Financing costs, net                               394,170                     --              3,600,010 (b)(c)        3,994,180
                                              ----------------------------------------------------------            ------------
                                                17,699,449              5,016,266              6,314,295              29,030,010
                                              ----------------------------------------------------------            ------------

Income (loss) before income taxes              (17,699,449)             5,715,842             (6,314,295)            (18,297,902)

Provision for income tax                                --                     --                     --                      --
                                              ----------------------------------------------------------            ------------

Net income (loss) to common                   $(17,699,449)          $  5,715,842            $(6,314,295)           $(18,297,902)
                                              ==========================================================            ============

Basic and diluted earnings per share             $   (1.20)                                                         $      (1.24)

Weighted shares outstanding                     14,777,299                                                            14,777,299

The accompanying notes to the unaudited pro forma condensed financial statements are an integral part of these statements.

                            Baseline Oil & Gas Corp.
                   Unaudited Pro Forma Condensed Balance Sheet
                             as of December 31, 2006

                                                Baseline             Pro Forma
                                               Historical            Adjustments              Pro Forma
                                              -----------------------------------            -----------
Assets
Current assets                                $    248,678           $         --            $   248,678
Net property, plant and equipment                7,810,135             30,015,320 (1)(2)(3)   37,825,455
Other assets                                     1,188,578             (1,000,000) (4)           188,578
                                              -----------------------------------            -----------
Total Assets                                  $  9,247,391           $ 29,015,320            $38,262,711
                                              ===================================            ===========
Liabilities and shareholders' equity
Current liabilities                              2,357,270                     --            $ 2,357,270
Long-term debt                                                         28,656,704 (5)(6)      28,656,704
Other non-current liabilities                           --                     --                     --
Shareholders equity                              6,890,121                358,616 (6)(7)       7,248,737
                                              -----------------------------------            -----------
Total liabilities and shareholders equity     $  9,247,391           $ 29,015,320            $38,262,711
                                              ===================================            ===========

The accompanying notes to the unaudited pro forma condensed financial statements are an integral part of these statements.

                            Baseline Oil & Gas Corp.
           Notes to Unaudited Pro Forma Condensed Financial Statements

Basis of Presentation

The unaudited pro forma statement of operations for the year ended December 31, 2005, is based on the audited financial statements of Baseline for the year ended December 31, 2005, the audited the Statements of Combined Revenues and Direct Operating Expenses of Oil and Gas Properties Purchased From Statex Petroleum I, L.P. and Charles W. Gleason, L.P. for the year ended December 31, 2005 and the adjustments and assumptions described below.

The unaudited pro forma statement of operations for the year ended December 31, 2006, and the unaudited pro forma balance sheet as of December 31, 2006, are based on the audited financial statements of Baseline as of and for the year ended December 31, 2006, the audited Statements of Combined Revenues and Direct Operating Expenses of Oil and Gas Properties Purchased From Statex Petroleum I, L.P. and Charles W. Gleason, L.P. for the year ended December 31, 2006, and the adjustments and assumptions described below.

Pro forma adjustments:

The unaudited pro forma statements of operations reflect the following adjustments:

      a. Record incremental depreciation, depletion and amortization expense, using units of production method, resulting from the purchase of the Properties.
      b. Record interest expense associated with Revolving Loan A and Term Loan B from Petrobridge Investment Management, LLC ("Petrobridge")
      c. Record amortization of the $473,320 commitment fee paid and the $1,177,296 fair market value of Warrants issued to Petrobridge. The amounts are being amortized over the life of the notes.
      d.    Record $1,292,000 in non-deal related expenses.

The unaudited pro forma balance sheet reflects the following adjustments associated with the acquisition of the Properties as of December 31, 2006.

      1.    Record the purchase price of the Statex Properties, $28,600,000.
      2. Record the $473,320 commitment fee paid to Petrobridge and the $642,000 in other deal related closing costs.
      3. Record $300,000 incremental investment in New Albany Indiana properties.
      4.    Application of deposit to purchase Statex Properties.
      5. Record the $30,307,320 borrowed from Petrobridge in the form of the $10,307,320 Revolving Loan A and $20,300,000 Term Loan B.
      6. Record amortization of the $473,320 commitment fee and the debt discount of $1,177,296 associated with the issuance of warrants to purchase 3,200,000 shares of stock issued to Petrobridge.
      7.    Record $1,292,000 in non-deal related expenses.

                            Baseline Oil & Gas Corp.
                 Pro Forma Supplemental Oil and Gas Disclosures
                                   (Unaudited)

A. General.

The following table sets forth certain unaudited pro forma information concerning Baseline's proved oil and gas reserves as of December 31, 2006 and 2005, giving effect to the purchase of the Properties from the Seller as if it had occurred on January 1, 2005. There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following reserve data related to the Properties represent estimates only and should not be construed as being exact. The reliability of these estimates at any point in time depends on both the quality and quantity of the technical and economic data, the performance of the reservoirs, as well as extensive engineering judgment. Consequently, reserve estimates are subject to revision as additional data becomes available during the producing life of a reservoir. The evolution of technology may also result in the application of improved recovery techniques, such as supplemental or enhanced recovery projects, which have the potential to increase reserves beyond those currently envisioned.

B. Estimated Oil and Gas Reserve Quantities.

There was no determination of proven reserves at December 31, 2005. The only reserve study was done as of December 31, 2006. For the table below, the December 31, 2006 proved reserve total was adjusted for the actual production activity to determine what the proved reserves would have been at December 31, 2005 based on the reserve study as of December 31, 2006.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. Estimates of proved reserves are derived from quantities of crude oil and gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing operating and economic conditions and rely upon a production plan and strategy. The following reserve data represents estimates only and should not be construed as being exact.

All of the reserves are located in the United States.

Estimated oil and gas information:

                                                                 Barrel Oil Equivalent Reserves (BOE)
                                                            -----------------------------------------------
Total proved reserves:                                      Baseline          Properties          Pro Forma
                                                            -----------------------------------------------
Balance, December 31, 2005                                      --             3,843,915          3,843,915
Production                                                      --              (198,181)          (198,181)
Purchases of reserve in--place                                  --                    --                 --
Extensions, discoveries and improved recovery                   --                    --                 --
Transfers/sales of reserve in place                             --                    --                 --
Revisions of previous estimates                                 --                    --                 --
                                                            -----------------------------------------------
Balance, December 31, 2006                                      --             3,645,734          3,645,734
                                                            ===============================================

Proved developed reserves at December 31, 2006                  --             2,931,968          2,931,968
                                                            ===============================================


                                                                 Barrel Oil Equivalent Reserves (BOE)
                                                            -----------------------------------------------
Total proved reserves:                                      Baseline          Properties          Pro Forma
                                                            -----------------------------------------------
Balance, December 31, 2004                                      --             4,040,436          4,040,436
Production                                                      --              (196,521)          (196,521)
Purchases of reserve in--place                                  --                    --                 --
Extensions, discoveries and improved recovery                   --                    --                 --
Transfers/sales of reserve in place                             --                    --                 --
Revisions of previous estimates                                 --                    --                 --
                                                            -----------------------------------------------
Balance, December 31, 2005                                      --             3,843,915          3,843,915
                                                            ===============================================

Proved developed reserves at December 31, 2005                  --             3,080,114          3,080,114
                                                            ===============================================

Pro Forma Standardized Measure of Discounted Future Net Cash Flows:

The following is a summary of pro forma standardized measure of discounted future net cash flows from proved oil and gas reserves of Baseline and the Properties as of December 31, 2006 and 2005, net of income tax expense and includes the effects of the acquisition of the Properties. Future cash flows are computed by applying fiscal year-end prices of natural gas and oil to year-end quantities of proved natural gas and oil reserves. Future operating expenses and development costs are computed Baseline by estimating the expenditures to be incurred in developing and producing the Properties' proved natural as and oil reserves at the end of the year, based on year end costs and assuming continuation of existing economic conditions. Future income taxes are based on currently enacted statutory rates.

This information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used but should not be viewed as indicative of fair market value nor be considered indicative of any trends. Reference should be made to Baseline's financial statements for the year-ended December 31, 2006 and the Statements of Combined Revenues and Direct Operating Expenses Purchased of Oil and Gas Properties Purchased from Statex Petroleum I, L.P. and Charles W. Gleason, L.P. included herein, for a discussion of the assumptions used in preparing the information presented.

                                                                            Year Ended December 31, 2006
                                                            ---------------------------------------------------------
                                                                 Baseline           Properties            Pro Forma
                                                            ---------------------------------------------------------
Future cash inflows                                            $     --          $  212,297,137       $  212,297,137
Future production costs                                              --            (116,402,890)        (116,402,890)
Future development costs                                             --              (5,142,900)          (5,142,900)
                                                            ---------------------------------------------------------
Future net cash flows before income taxes                            --              90,751,347           90,751,347
Future income tax                                                    --             (30,428,739)         (30,428,739)
                                                            ---------------------------------------------------------
Future net cash flows                                                --              60,322,608           60,322,608
Discount at 10% annual rate                                          --             (27,145,174)         (27,145,174)
                                                            ---------------------------------------------------------
Discounted future net cash flow                                $     --          $   33,177,434       $   33,177,434
                                                            =========================================================

                                                                          Year Ended December 31, 2005
                                                            ---------------------------------------------------------
                                                                   Baseline          Properties           Pro Forma
                                                            ---------------------------------------------------------
Future cash inflows                                            $     --          $  220,860,507       $  220,860,507
Future production costs                                              --            (122,846,877)        (122,846,877)
Future development costs                                             --              (5,142,900)          (5,142,900)
Future income tax                                                    --             (31,311,622)         (31,311,622)
                                                            ---------------------------------------------------------
Future net cash flows                                                --              61,559,108           61,559,108
Discount at 10% annual rate                                          --             (27,701,599)         (27,701,599)
                                                            ---------------------------------------------------------
Discounted future net cash flow                                $     --          $   33,857,509       $   33,857,509
                                                            =========================================================

The principal changes in the pro forma standardized measure of discounted future net cash flows relating to proven oil and gas reserve is as follows:

                                                                          Year Ended December 31, 2006
                                                            ---------------------------------------------------------
                                                                 Baseline           Properties            Pro Forma
                                                            ---------------------------------------------------------
Beginning of year                                            $      --              $  33,857,509       $  33,857,509
Sales, net of production costs                                      --                 (6,884,367)         (6,884,367)
Net change in prices, net of production costs                       --                  2,620,732           2,620,732
Extensions and discoveries                                          --                         --                  --
Development costs incurred                                          --                         --                  --
Accretion of discount, changes in production
rates and other                                                     --                  3,034,480           3,034,480
Change in income tax                                                --                    549,080             549,080
Revision of quantity estimates                                      --                         --                   -
                                                             --------------------------------------------------------
End of year                                                  $      --              $  33,177,434       $  33,177,434
                                                             ========================================================

                                                                      Year Ended December 31, 2005
                                                            ---------------------------------------------------
                                                              Baseline          Properties          Pro Forma
                                                            ---------------------------------------------------
Beginning of year                                           $         --       $ 14,578,422       $ 14,578,422
Sales, net of production costs                                        --         (5,715,842)        (5,715,842)
Net change in prices, net of production costs                         --         32,530,132         32,530,132
Extensions and discoveries                                            --                 --                 --
Development costs incurred                                            --                 --                 --
Accretion of discount, changes in production
rates and other                                                       --          2,426,554          2,426,554
Change in income tax                                                  --         (9,961,756)        (9,961,756)
Revision of quantity estimates                                        --                 --                 --
                                                            ---------------------------------------------------
End of year                                                 $         --       $ 33,857,509       $ 33,857,509
                                                            ===================================================

Exhibits.

Exhibit No.    Description
-----------    -----------

    99.1 Credit Agreement, dated as of April 12, 2007, among the Company, as Borrower, and each of the lenders from time to time party hereto, and Drawbridge Special Opportunities Fund LP, as administrative agent for the lenders.

    99.2 2002 Master Agreement and Schedule, dated April 12, 2007, between the Company and Macquarie Bank Limited

    99.3       Warrant issued April 12, 2007 to Drawbridge Special Opportunities
               Fund LP

    99.4 Warrant issued April 12, 2007 to D.B. Zwirn Special Opportunities Fund, L.P.

    99.5 Registration Rights Agreement, dated as of April 12, 2007, among the Company and each of Drawbridge Special Opportunities Fund LP and D.B. Zwirn Special Opportunities Fund, L.P.

    99.6 Press Release of the Company, dated April 18, 2007, announcing completion of acquisition of North Texas producing properties.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2007

                                                   BASELINE OIL & GAS CORP.

                                                   By: /s/ Thomas Kaetzer
                                                       -------------------------
                                                       Thomas Kaetzer,
                                                       Chief Executive Officer

                                  Exhibit Index

Exhibit No.    Description
-----------    -----------

    99.1 Credit Agreement, dated as of April 12, 2007, among the Company, as Borrower, and each of the lenders from time to time party hereto, and Drawbridge Special Opportunities Fund LP, as administrative agent for the lenders.

    99.2 2002 Master Agreement and Schedule, dated April 12, 2007, between the Company and Macquarie Bank Limited

    99.3       Warrant issued April 12, 2007 to Drawbridge Special Opportunities
               Fund LP

    99.4 Warrant issued April 12, 2007 to D.B. Zwirn Special Opportunities Fund, L.P.

    99.5 Registration Rights Agreement, dated as of April 12, 2007, among the Company and each of Drawbridge Special Opportunities Fund LP and D.B. Zwirn Special Opportunities Fund, L.P.

    99.6 Press Release of the Company, dated April 18, 2007, announcing completion of acquisition of North Texas producing properties.